CREDIT AGREEMENT

                                   between

                            PIER 1 IMPORTS, INC.,
                                as Borrower,

                             NATIONSBANK, N.A.,
                          as Administrative Agent,


                         BANK ONE, TEXAS, N.A., and
               WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION,
                                as Co-Agents,


                                     and

                              CERTAIN LENDERS,
                                 as Lenders

                               as arranged by

                   NATIONSBANC MONTGOMERY SECURITIES LLC,
                              as Lead Arranger

                                $125,000,000


                              November 12, 1998


                                 NationsBank


                    PREPARED BY HAYNES AND BOONE, L.L.P.

                              TABLE OF CONTENTS


SECTION 1   DEFINITIONS AND TERMS........................................ 1
     1.1    Definitions.................................................. 1
     1.2    Time References..............................................12
     1.3    Other References.............................................12
     1.4    Accounting Principles........................................12

SECTION 2   COMMITMENTS..................................................13
     2.1    Revolving Credit Facility....................................13
     2.2    Swing Subfacility............................................14
     2.3    Competitive-Bid Subfacility..................................15
     2.4    Effect of Requests...........................................17
     2.5    Termination..................................................17

SECTION 3   TERMS OF PAYMENT.............................................17
     3.1    Notes and Payments...........................................17
     3.2    Interest and Principal Payments..............................18
     3.3    Interest Options.............................................18
     3.4    Quotation of Rates...........................................19
     3.5    Default Rate.................................................19
     3.6    Interest Recapture...........................................19
     3.7    Interest Calculations........................................19
     3.8    Maximum Rate.................................................19
     3.9    Interest Periods.............................................19
     3.10   Conversions..................................................20
     3.11   Order of Application.........................................20
     3.12   Sharing of Payments, Etc. ...................................21
     3.13   Discharge and Reinstatement..................................21
     3.14   Booking Borrowings...........................................21
     3.15   Basis Unavailable or Inadequate for Eurodollar Rate..........21
     3.16   Additional Costs.............................................22
     3.17   Change in Legal Requirements.................................23
     3.18   Funding Loss.................................................23
     3.19   Foreign Lenders, Participants, and Assignees.................23

SECTION 4   FEES.........................................................23
     4.1    Treatment of Fees............................................23
     4.2    Fees to Administrative Agent and Arranger....................23
     4.3    Commitment Fee...............................................24
     4.4    Up-front Fee.................................................24

SECTION 5   GUARANTIES...................................................24

SECTION 6   CONDITIONS PRECEDENT.........................................24

SECTION 7   REPRESENTATIONS AND WARRANTIES...............................24
     7.1    Purpose and Regulation U.....................................24
     7.2    Companies....................................................24
     7.3    Organization and Good Standing...............................25
     7.4    Authorization and Power......................................25
     7.5    Conflicts or Consents........................................25
     7.6    Enforceable Obligations......................................25
     7.7    Liens........................................................25
     7.8    Financial Condition..........................................25
     7.9    Full Disclosure..............................................25
     7.10   Default......................................................25
     7.11   Litigation...................................................25
     7.12   Regulatory Defects...........................................25
     7.13   Taxes........................................................26
     7.14   ERISA........................................................26
     7.15   Compliance...................................................26
     7.16   Government Regulation........................................26
     7.17   Insider......................................................26
     7.18   Environmental Matters........................................26
     7.19   Labor Matters................................................26
     7.20   Intellectual Property........................................27
     7.21   Y2K Issue....................................................27

SECTION 8   AFFIRMATIVE COVENANTS........................................27
     8.1    Certain Items Furnished......................................27
     8.2    Use of Credit................................................28
     8.3    Y2K Issue....................................................28
     8.4    Maintain Books and Reserves..................................28
     8.5    Inspection of Property.......................................28
     8.6    Compliance with Laws, Etc....................................28
     8.7    Maintenance of Existence and Qualifications..................29
     8.8    Maintenance of Properties; Insurance.........................29
     8.9    Primary Business.............................................29
     8.10   Transactions With Affiliates.................................29
     8.11   Compliance with Material Agreements..........................29
     8.12   Operations and Properties....................................29
     8.13   Access and Inspection........................................29
     8.14   Additional Guaranties........................................30
     8.15   Further Assurances...........................................30
     8.16   Expenses.....................................................30
     8.17   INDEMNIFICATION..............................................30

SECTION 9   NEGATIVE COVENANTS...........................................31
     9.1    Payroll Taxes................................................31
     9.2    Restricted Payments..........................................31
     9.3    Lien.........................................................31
     9.4    Subsidiary Debt..............................................32
     9.5    Guaranteed Debt..............................................32
     9.6    Sales of Assets..............................................32
     9.7    Mergers and Consolidations...................................33
     9.8    Employee Plans...............................................33
     9.9    Assignment...................................................33
     9.10   Accounting Methods...........................................33
     9.11   Change in Nature of Business.................................33
     9.12   Government Regulations.......................................33

SECTION 10  FINANCIAL COVENANTS..........................................33
     10.1   Tangible-Net Worth...........................................33
     10.2   Current Ratio................................................33
     10.3   Leverage Ratio...............................................33
     10.4   Fixed-Charge Coverage........................................33


SECTION 11  EVENTS OF DEFAULT............................................33
     11.1   Payment of Obligation........................................34
     11.2   Covenants....................................................34
     11.3   Debtor Relief................................................34
     11.4   Judgments and Attachments....................................34
     11.5   Government Action............................................34
     11.6   Misrepresentation............................................34
     11.7   Ownership of Restricted Companies............................34
     11.8   Change of Control of Borrower................................34
     11.9   Other Obligations............................................35
     11.10  SEC Reporting Requirements...................................35
     11.11  Validity and Enforceability..................................35

SECTION 12  RIGHTS AND REMEDIES......................................... 35
     12.1   Remedies Upon Event of Default...............................35
     12.2   Company Waivers..............................................36
     12.3   Performance by Administrative Agent..........................36
     12.4   Not in Control...............................................36
     12.5   Course of Dealing............................................36
     12.6   Cumulative Rights............................................36
     12.7   Application of Proceeds......................................36
     12.8   Certain Proceedings..........................................36
     12.9   Expenditures by Lenders......................................37
     12.10  Limitation of Liability......................................37

SECTION 13  ADMINISTRATIVE AGENT AND LENDERS.............................37
     13.1   Administrative Agent.........................................37
     13.2   Expenses.....................................................38
     13.3   Proportionate Absorption of Losses...........................38
     13.4   Delegation of Duties; Reliance...............................39
     13.5   Limitation of Administrative Agent's Liability...............39
     13.6   Event of Default.............................................40
     13.7   Limitation of Liability......................................40
     13.8   Relationship of Lenders......................................40
     13.9   Co-Agents....................................................40
     13.10  Benefits of Agreement........................................40

SECTION 14  MISCELLANEOUS................................................40
     14.1   Nonbusiness Days.............................................40
     14.2   Communications...............................................40
     14.3   Form and Number..............................................41
     14.4   Exceptions...................................................41
     14.5   Survival.....................................................41
     14.6   Governing Law................................................41
     14.7   Invalid Provisions...........................................41
     14.8   Amendments, Supplements, Waivers, Consents, and Conflicts....41
     14.9   Counterparts.................................................42
     14.10  Parties......................................................42
     14.11  Venue, Service of Process, and Jury Trial....................44
     14.12  Entirety.....................................................44

                           SCHEDULES AND EXHIBITS
                           ----------------------

            Schedule 1.1   -    Fiscal-Month Ends
            Schedule 2     -    Lenders and Commitments
            Schedule 6     -    Closing Documents
            Schedule 7.2   -    Companies
            Schedule 9.3   -    Existing Liens

            Exhibit A-1    -    Ratable Note
            Exhibit A-2    -    Swing Note
            Exhibit A-3    -    Master Competitive-Bid Note
            Exhibit B      -    Guaranty
            Exhibit C-1    -    Borrowing Request
            Exhibit C-2    -    Conversion Notice
            Exhibit C-3    -    Competitive-Bid Request
            Exhibit C-4    -    Notice of Competitive-Bid Request
            Exhibit C-5    -    Competitive Bid
            Exhibit D      -    Compliance Certificate
            Exhibit E      -    Opinion of Counsel to Companies
            Exhibit F      -    Assignment and Assumption Agreement

                              CREDIT AGREEMENT


     THIS AGREEMENT is entered into as of November 12, 1998 between PIER 1 IMPORTS, INC., a Delaware corporation ("Borrower"), Lenders (defined below), NATIONSBANK, N.A., as Administrative Agent for Lenders, and BANK ONE, TEXAS, N.A., and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, as Co-Agents for Lenders.

     Borrower has requested that Lenders extend credit to Borrower not to exceed a total outstanding principal amount of $125,000,000 (as that amount may be reduced or cancelled under Section 2.5 and other provisions of this agreement) to be used by Borrower as provided in Section 7.1 and to be funded by Lenders from time to time in a combination of Ratable Borrowings, Swing Borrowings, and Competitive-Bid Borrowings (as described below). Lenders are willing to extend the requested credit on the terms and conditions of this agreement.

     ACCORDINGLY, for adequate and sufficient consideration, Borrower, Lenders, and Administrative Agent agree as follows:

SECTION 1    DEFINITIONS AND TERMS.

     1.1     Definitions.  As used in the Credit Documents:

     "Actual-Termination Date" means the earlier of either (a) the Stated-Termination Date or (b) the effective date that Lenders' commitments to lend under this agreement are fully cancelled or terminated.

     "Administrative Agent" means, at any time, NationsBank, N.A. (or its successor appointed under Section 13), acting as administrative, managing, and syndication agent for Lenders under the Credit Documents.

     "Advance Deficiency" is defined in Section 2.1(d).

     "Affiliate" of a Person means any other individual or entity who (a) directly or indirectly controls, is controlled by, or is under common control with that Person or (b) holds or beneficially owns 5% or more of any class of voting securities of that Person. For purposes of this definition (i) "control" means the power, direct or indirect, of one Person to direct or cause direction of the management and policies of another, whether by contract, through voting securities, or otherwise, (ii) no Person shall be deemed to be an Affiliate of another solely by reason of that Person being a participant in a joint operating group or joint undivided ownership group, and (iii) the Companies are Affiliates of each other.

     "Applicable Percentage" means -- for any day and for calculation of the interest rate for Eurodollar-Rate Borrowings or the fees payable under
Section 4.3, as the case may be -- means (except as provided below) the lowest percentage determined in accordance with in the following table, based in each case upon the better of either the Leverage Ratio or Borrower's conformity with the higher rating established by either S&P or Moody's applicable to Borrower's senior, unsecured, non-credit-enhanced long-term indebtedness for borrowed money (the "index debt"), which percentage is subject to adjustment upward and downward throughout the term of this agreement.

                 Based Upon the Better of           Applicable Percentage
            ---------------------------------     --------------------------
                                                                  Commitment
                               Higher of Debt                     Fees Under
                                 Ratings by       Eurodollar-Rate  Paragraph
Category    Leverage Ratio       S&P/Moody's         Borrowings       4.3
----------------------------------------------------------------------------
    1            N/A          BBB/Baa2 or higher       0.400%        0.15%

    2      Less than 1.5 to
             1.0                  BBB-/Baa3            0.500%        0.17%

    3      Greater than or
             equal to 1.5 to
             1.0 but less
             than 2.0 to 1.0       BB+/Ba1             0.625%        0.20%

    4      Greater than or
             equal to 2.0 to
             1.0 but less
             than 2.5 to 1.0       BB/Ba2              0.750%        0.25%

    5      Greater than or
             equal to 2.5 to
             1.0 but less
             than 3.0 to 1.0       BB-/Ba3             1.000%        0.30%

    6      Greater than or
             equal to 3.0 to
             1.0                     NA                1.250%        0.35%

          (a) As an illustration, a Leverage Ratio of 2.25 is better than a debt rating of BB-/Ba3, in which event Category 4 in the above table would be applicable.

          (b) The Applicable Percentage in effect at any time (whether in the middle of an Interest Period or otherwise) is determined with reference to the Leverage Ratio as reflected in the Current Financials and related Compliance Certificate then most recently received by Administrative Agent, effective as of the date received by Administrative Agent.

          (c) If Borrower fails to timely furnish to Administrative Agent any Financials and related Compliance Certificate as required by this agreement, then Category 6 in the above table is applicable (without regard to debt ratings) until the date on which Borrower furnishes the required Financials and related Compliance Certificate to Administrative Agent.

          (d) For purposes of determining the Applicable Percentage with respect to the debt ratings criteria (i) if neither Moody's nor S&P shall have in effect a rating for index debt (other than by reason of the circumstances referred to in the last sentence of this clause), then both such rating agencies will be deemed to have established ratings for index debt in Category 6 in the above table, (ii) if only one of Moody's or S&P shall have in effect a rating for index debt, then Borrower and Lenders shall negotiate in good faith to agree upon another rating agency to be substituted by an agreement for the rating agency which shall not have a rating in effect, and, in the absence of such agreement, the Applicable Percentage will be determined by reference to the available rating, (iii) if the ratings established by Moody's and S&P shall differ by one Category, then the Applicable Percentage shall be determined by reference to the numerically lower Category (for example, if the rating from S&P is in Category 1 and the rating from Moody's is in Category 2, then the Applicable Percentage shall be determined by reference to Category 1), (iv) if any rating established by Moody's or S&P changes (other than as a result of a change in the rating system of either Moody's or S&P), that change is effective as of the date on which that change is first announced by the rating agency making that change,
(v) if the rating system of either Moody's or S&P changes before the payment in full of the Obligation and the cancellation of all commitments to lend under this agreement, then Borrower and Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect that changed rating system, and (vi) if both Moody's and S&P cease to be in the business of rating corporate debt obligations, then Borrower and Lenders shall negotiate in good faith to agree upon a substitute rating agency and to amend the references to specific ratings in this definition to reflect the ratings used by that substitute rating agency.

     "Arranger" means NationsBanc Montgomery Securities LLC.

     "Assignee" is defined in Section 14.10(d).

     "Assignments" is defined in Section 14.10(d).

     "Base Rate" means, for any day, the greater of either (a) the annual interest rate most recently established by Administrative Agent as its general reference rate (which may not necessarily represent the lowest or best rate actually charged to any customer) in effect at its principal office in Dallas, Texas, which may automatically fluctuate upward and downward without special notice to Borrower or any other Person, or (b) the sum of the Fed-Funds Rate plus 0.5%.

     "Base-Rate Borrowing" means a Borrowing bearing interest at the Base
Rate.

     "Borrower" is defined in the preamble to this agreement.

     "Borrowing" means any amount disbursed under the Credit Documents by one or more Lenders to or on behalf of Borrower under the Credit Documents, either as an original disbursement of funds or a renewal, extension, or continuation of an amount outstanding.

     "Borrowing Date" means the date a Borrowing is funded under this agreement.

     "Borrowing Request" means a request substantially in the form of Exhibit C-1.

     "Business Day" means (a) for purposes of any Eurodollar-Rate Borrowing, a day when commercial banks are open for international business in London, England, and (b) for all other purposes, any day other than Saturday, Sunday, and any other day that state or national banks are lawfully authorized to be closed in Texas.

     "Capital Lease" means any lease or sublease that is required by GAAP to be capitalized on a balance sheet.

     "Closing Date" means the date agreed to by Borrower and Administrative Agent for the initial Borrowing, which may not be before the conditions precedent in Section 6 have been satisfied for the initial Borrowing under this agreement and must be, if at all, a Business Day occurring no later than November 30, 1998.

     "Commitment" means, at any time and for any Lender, the amount stated beside that Lender's name on the most-recently amended Schedule 2 (which amount is subject to reduction and cancellation as provided in this agreement).

     "Commitment Percentage" means, for any Lender, the proportion (stated as a percentage) that its Commitment bears to the total Commitments of all Lenders.

     "Companies" means, at any time, Borrower and each of its Subsidiaries.

     "Competitive Bid" means an offer by a Lender to fund a Competitive-Bid Borrowing substantially in the form of Exhibit C-5.

     "Competitive-Bid Borrowing" means any Borrowing under the Competitive-Bid Subfacility.

     "Competitive-Bid Rate" means, as to any Competitive Bid made by a Lender, (a) in the case of a Eurodollar-Rate Borrowing, the margin which shall be added to or subtracted from the Eurodollar Rate, and (b) in the case of a fixed-rate Borrowing, the fixed rate of interest, in each case, offered by the Lender making that Competitive Bid.

     "Competitive-Bid Request" means a request for Competitive Bids substantially in the form of Exhibit C-3.

     "Competitive-Bid Subfacility" means the subfacility described in, and subject to the limitations of, Section 2.3.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit D and signed by Borrower's chief executive officer, chief financial officer, treasurer, or assistant treasurer.

     "Constituent Documents" means, for any Person, the documents for its formation and organization, which, for example, for a (a) corporation are its corporate charter and bylaws, (b) partnership is its partnership agreement,
(c) limited-liability company are its certificate of organization and regulations, and (d) trust is the trust agreement or indenture under which it is created.

     "Controlled Group" means the "controlled group of corporations" (as defined in Section 1563 of IRC) or "the group of trades or business under common control" (as defined in Section 414(c) of IRC) of which Borrower is part or may become a part.

     "Conversion Notice" means a request, subject to Section 3.10, substantially in the form of Exhibit C-2.

     "Credit Documents" means (a) this agreement, certificates and reports delivered under this agreement, and exhibits and schedules to this agreement,
(b) all agreements, documents, and instruments in favor of Administrative Agent or Lenders (or Administrative Agent on behalf of Lenders) ever delivered under this agreement or otherwise delivered in connection with all or any part of the Obligation, and (c) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

     "Current Financials," unless otherwise specified means either (i) the Companies' consolidated Financials for the year ended February 28, 1998, together with the Companies' Financials for the six months ended on August 29, 1998, or (ii) at any time after annual Financials are first delivered under Section 8.1, the Companies' annual Financials then most recently delivered to Lenders under Section 8.1(a), together with the Companies' quarterly Financials then most recently delivered to Lenders under Section 8.1(b).

     "Debt" means -- for any Company, at any time, and without duplication -- the sum of (a) all obligations for borrowed money (excluding obligations pursuant to an accounts receivable financing or securitization facility), plus (b) all obligations to pay the deferred purchase price of property or services (except trade accounts payable and other trade finance arrangements arising in the ordinary course of business), plus (c) Capital Leases.

     "Debtor Law" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Legal Requirements affecting creditors' Rights.

     "Default Condition," in respect of any action or event, means that an Event of Default or Potential Default exists immediately before, or will occur as a result of (or otherwise will exist immediately after), the occurrence of that action or event.

     "Default Percentage" means, at any time and for any Lender, the proportion (stated as a percentage) that the total Principal Debt directly or indirectly owed to that Lender bears to the total Principal Debt directly or indirectly owed all Lenders.

     "Default Rate" means, for any day, an annual interest rate equal from day to day to the lesser of either (a) the then-existing Base Rate plus 2% or
(b) the Maximum Rate.

     "Distribution" means, with respect to any shares of any capital stock or other equity securities issued by a Person (a) the retirement, redemption, purchase, or other acquisition for value of those securities, (b) the declaration or payment of any dividend on or with respect to those securities, (c) any loan or advance by that

Person to, or other investment by that Person in, the holder of any of those securities, and (d) any other payment by that Person with respect to those securities.

     "EBITDA," for any period of computation thereof and any Company, means
(a) the sum, without duplication, of (i) Net Income, plus (ii) Interest Expense, plus (iii) provision for income Taxes, plus (iv) depreciation, depletion, and amortization of tangible and intangible assets; provided that
(b) extraordinary charges and non-recurring, non-cash losses shall be excluded from the computation of Net Income.

     "Environmental Claim" means any written notice by any Person alleging potential liability or responsibility for (a) any removal or remedial action, including any clean-up, removal, or treatment of any Hazardous Material or any action to prevent or minimize the release or movement of any Hazardous Materials through or in the air, soil, surface water, ground water, or other property, (b) damage to the environment or costs with respect thereto, or (c) personal injury (including sickness, disease, or death), resulting from or based upon (i) the presence, release, or movement (including sudden or nonsudden, accidental or nonaccidental, leaks or spills) of any Hazardous Material at, in, or from the environment or any property, whether or not owned by any Company, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or any permit issued to any Company under any Environmental Law.

     "Environmental Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Paragraph 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Paragraph 1801 et seq.), the Resource Conservation and Recovery Act of 1976 as amended by the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. Paragraph 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Paragraph 1251 et seq.), the Clean Air Act as amended by the Clean Air Act Amendments of 1990 (42 U.S.C. Paragraph 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Paragraph 2601 et seq.), the Clean Water Act (33 U.S.C. Paragraph 1251 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Paragraph 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Paragraph 11001 et seq.), the Safe Drinking Water Act (42 U.S.C. Paragraph 201 and Paragraph 300f et seq.), the Rivers and Harbors Act (33 U.S.C. Paragraph 401 et seq.), the Oil Pollution Act (33 U.S.C. Paragraph 2701 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Paragraph 651 et seq.), and all analogous future federal, or present and future state or local Legal Requirements and similar Legal Requirements of jurisdictions other than the United States to which any Company or its properties are subject.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "Eurodollar Rate" means, for any Eurodollar-Rate Borrowing and its Interest Period, the annual interest rate (rounded upwards, if necessary, to the nearest 0.001%) determined by Administrative Agent to be equal to the quotient obtained by dividing:

          (a) the annual interest rate either (i) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two Business Days before the first day of that Interest Period for a term comparable to that Interest Period, or (ii) either (A) if for any reason that rate is not available, appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days before the first day of that Interest Period for a term comparable to that Interest Period or (B) if more than one rate is specified on Reuters Screen LIBO Page, the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 0.001%); by

          (b) one minus the Reserve Requirement for that Eurodollar-Rate Borrowing and that Interest Period.

     "Eurodollar-Rate Borrowing" means a Borrowing bearing interest at the sum of the Eurodollar Rate plus the Applicable Percentage.

     "Event of Default" is defined in Section 11.

     "Fed-Funds Rate" means, for any day, the annual interest rate (rounded upwards, if necessary, to the nearest 0.001%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on that day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding that day; provided that (a) if that day is not a Business Day, the Fed-Funds Rate for that day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on the next succeeding Business Day, the Fed-Funds Rate for that day shall be the average rate charged to Administrative Agent (in its individual capacity) on that day on such transactions as determined by Administrative Agent.

     "Financials" of a Person means balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flow prepared (a) according to GAAP (subject to year end audit adjustments with respect to interim Financials) and (b) except as stated in Section 1.4, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year or other relevant period, as applicable.

     "fiscal month" means a period of four, five, or six weeks having seven days in each week ending on a Saturday and that otherwise approximates a calendar-monthly period. The fiscal-month ends for 1998 through 2003 are described on Schedule 1.1. Reference to a fiscal month by the name of a calendar month means the fiscal month that encompasses the most of that calendar month (e.g., the fiscal month of March 1999 ends on April 3, 1999).

     "fiscal quarter" means any quarter of a fiscal year ending on the last day of a fiscal month (e.g., the third fiscal quarter in 1999 ends on November 28, 1998). The fiscal-quarter ends for 1998 through 2003 are indicated on Schedule 1.1 by asterisks.

     "Fixed-Charge-Coverage Ratio" at any time of determination means -- for the Companies and for the 12-month period ending as of the last day of a fiscal quarter preceding the time of determination -- the ratio of (a) the sum of EBITDA, plus Lease Expense, minus Maintenance-Capital Expenditures of fixed assets to (b) the sum of Interest Expense plus Lease Expense.

     "Funded Debt" means -- for any Company, at any time, and without duplication -- the sum of (a) the principal amount of all Debt for borrowed money, plus (b) Capital Leases, plus (c) the face amount of all issued and outstanding standby letters of credit (other than standby letters of credit issued to support industrial development revenue bonds), plus (d) all obligations arising under such standby letters of credit, plus (e) Debt under banker's acceptances.

     "Funding Loss" means any loss, expense, or reduction in yield (but not any Applicable Percentage) that any Lender reasonably incurs because (a) Borrower fails or refuses (for any reason whatsoever other than a default by Administrative Agent or that Lender claiming that loss, expense, or reduction in yield) to take any non-Base-Rate Borrowing that it has requested under this agreement, or (b) Borrower prepays any non-Base-Rate Borrowing or converts any non-Base-Rate Borrowing to a Borrowing of another Type, in each case, other than on the last day of the applicable Interest Period.

     "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

     "Governmental Authority" means any (a) local, state, territorial, federal, or foreign judicial, executive, regulatory, administrative, legislative, or governmental agency, board, bureau, commission, department, or other instrumentality, (b) private arbitration board or panel, or (c) central bank.

     "Government Securities" means (to the extent they mature within one year from the date in question) readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America, and (b) obligations of an agency or instrumentality of, or corporation owned, controlled, or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

     "Guarantor" means, at any time, a Subsidiary who has executed and delivered to Administrative Agent a Guaranty that is then in full force and effect.

     "Guaranty" means a guaranty substantially in the form of the attached Exhibit B.

     "Hazardous Materials" means those substances that are regulated by, or form the basis of liability under, any Environmental Laws.

     "Hedging Agreement" means, for any Company, any present or future, whether master or single, agreement, document or instrument providing for -- or constituting an agreement to enter into (a) commodity hedge in the normal course of business in accordance with prior practices of that Person before the date of this agreement for purposes of hedging material purchases, (b) any arrangement for foreign-currency-exchange protection, and (c) any interest-rate swap, cap, collar, or similar arrangement.

     "Interest Expense" means -- for any Company, for any period, and without duplication -- gross interest expense, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees in respect to interest-rate-protection agreements) payable in connection with the incurrence of Debt to the extent included in interest expense, and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined in accordance with GAAP applied on a consistent basis.

     "Interest Period" is determined under Section 3.9.

     "IRC" means the Internal Revenue Code of 1986.

     "Investment" means, in respect of any Person, any loan, advance, extension of credit, or capital contribution to that Person, any investment in that Person, or any purchase or commitment to purchase any equity securities or Debt issued by that Person or substantially all of the assets or a division or other business unit of that Person.

     "Lease Expense" means -- for any Company, for any period, and without duplication -- lease, rental, and all other payments made in respect of or in connection with operating leases to the extent deducted in arriving at EBITDA.

     "Legal Requirements" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Governmental Authority.

     "Lenders" means the financial institutions -- including, without limitation, Administrative Agent in respect of its share of Borrowings -- named on Schedule 2 or on the most-recently-amended Schedule 2, if any, delivered by Administrative Agent under this agreement, and, subject to this agreement, their respective successors and permitted assigns (but not any Participant who is not otherwise a party to this agreement).

     "Leverage Ratio" means, for the Companies and at any time of determination, the ratio of (a) the Funded Debt of the Companies as of the last day of a fiscal quarter of the Companies preceding that time of determination to (b) EBITDA of the Companies for the 12-month period ending on that last day.

     "Lien" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners (other than title of the lessor under an operating lease).

     "Litigation" means any action by or before any Governmental Authority.

     "Maintenance-Capital Expenditures" means, for any fiscal quarter of Borrower, an amount equal to the greater of either (a) the product of $4,500 times the average number of Company-operated retail stores open during the immediately preceding four fiscal quarters or (b) the actual capital expenditures incurred by the Companies during that fiscal quarter for the maintenance and improvement of the Company-operated retail stores -- other than capital expenditures incurred in connection with (i) new store openings and (ii) the Companies' reported store-remodeling program (not to exceed $10,000,000).

     "Master Competitive-Bid Note" means a promissory note in substantially the form of Exhibit A-3.

     "Material-Adverse Event" means any circumstance or event that, individually or collectively (a) results (or reasonably could be expected to result) in an Event of Default or (b) materially and adversely affects (or is reasonably expected to materially and adversely affect) the financial condition or business operations of the Companies on a consolidated basis.

     "Material Subsidiary" means, at any time, either:

          (a) Any Subsidiary of Borrower (other than a securitization Subsidiary) that has (or, in respect of a newly formed or acquired Subsidiary, would have on a pro forma basis) contributed at least 5% of either (i) the gross revenues of the Companies for the immediately preceding fiscal year of the Companies, or (ii) the Net Income of the Companies for the immediately preceding fiscal year of the Companies, or
     (iii) the Tangible-Net Worth of the Companies as of the last day of the immediately preceding fiscal year of the Companies; or

          (b) All Subsidiaries of Borrower at any time when all Companies that would not otherwise be Material Subsidiaries according to clause
     (a) above shall have (or, in respect of newly formed or acquired Subsidiaries, would have on a pro forma basis) collectively contributed more than 25% of either (i) the gross revenues of the Companies for the immediately preceding fiscal year of the Companies, or (ii) the Net Income of the Companies for the immediately preceding fiscal year of the Companies, or (iii) the Tangible-Net Worth of the Companies as of the last day of the immediately preceding fiscal year of the Companies.

     "Maximum Amount" and "Maximum Rate" respectively mean, for a Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable law, that Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Income" means, for any period and any Company, net income determined on a consolidated basis in accordance with GAAP applied on a consistent basis, but excluding as income (a) net gains on the sale, conversion, or other disposition of capital assets and net gains on the acquisition, retirement, sale, or other disposition of capital stock and other securities of the Companies, (b) any write-up of any assets, and (c) any other net gain or credit of an extraordinary nature.

     "Non-Funding Lender" is defined in Section 2.1(d).

     "Notes" means the Ratable Notes, Swing Note, and Master Competitive-Bid Notes.

     "Obligation" means all present and future (a) Debts, liabilities, and obligations of any Company to Administrative Agent, any Lender, Swing Lender, or Arranger related to any Credit Document, whether principal, interest, fees, costs, attorneys' fees, or otherwise, and (b) renewals, extensions, and modifications of any of the foregoing.

     "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C. Paragraph 651 et seq.

     "Participant" is defined in Section 14.10(c).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Distributions" means Distributions that are declared, made, or paid (a) in the form of additional equity that is not mandatorily redeemable, (b) to Borrower by any of its Subsidiaries, (c) to any Guarantor by any of its Subsidiaries, (d) to any Unrestricted Company by any other Unrestricted Company, (e) in the form of Borrower's redemption of its own stock for vested but unexercised employee stock options and employee stock options vesting within one year and the requirements of the Pier 1 Imports Employee Stock Purchase Plan and the Pier 1 Imports Direct Stock Purchase and Dividend Reinvestment Plan, and (f) otherwise by Borrower in cash if (i) the total of such Distributions does not exceed $12,000,000 actually paid during any fiscal year of Borrower, (ii) paid within 90 days after being declared, and (iii) not declared while a Default Condition existed.

     "Permitted Guaranties" is defined in Section 9.5.

     "Permitted Investment" means the following:

          (a)     Government Securities.

          (b) Readily marketable direct obligations of any state of the United States of America given on the date of such investment a credit rating of at least Aa by Moody's or AA by S&P, in each case due within one year from the making of the investment.

          (c) Certificates of deposit issued by, bank deposits in, eurocurrency deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by (i) any Lender or
     (ii) any bank organized and existing under the laws of the United States of America or any of its states and having on the date of the investment a short-term certificate of deposit credit rating of at least P-2 by Moody's or A-2 by S&P, in each case due within one year after the date of the making of the investment.

          (d) Repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934 and having on the date of the investment capital of at least $100,000,000, due within 30 days after the date of the making of the investment, so long as the maker of the investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in the Government Securities as soon as practicable after the making of the investment.

          (e) Readily marketable commercial paper of corporations organized and existing under the laws of the United States of America or any of its states and doing business in the United States of America or any of its states or of any corporation that is the holding company for a bank described in clause (c) above and having on the date of the investment a credit rating of at least P-1 by Moody's or A-1 by S&P, in each case due within 90 days after the date of the making of the investment.

          (f) "Money market preferred stock" and tax exempt preferred stock issued by a corporation organized and existing under the laws of the United States of America or any of its states and given on the date of the investment a credit rating of at least Aa by Moody's and AA by S&P, in each case having an investment period not exceeding 50 days, so long as (i) the amount of all of those investments issued by the same issuer does not exceed $5,000,000 and (ii) the total amount of all of those investments does not exceed $10,000,000.

          (g) A readily redeemable "money market mutual fund" sponsored by a bank described in clause (c) above, or a registered broker or dealer described in clause (d) above, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (f) above and has on the date of those investment total assets of at least $1,000,000,000.

          (h) Purchases of a majority of the outstanding capital stock of any corporation.

          (i) Investments by any one or more Companies in Borrower or any Guarantor if there is no related Default Condition.

          (j) Working-capital advances from Borrower to The Pier Retail Group Limited that are not outstanding more than 90 days and that never exceed a total of $5,000,000 principal amount outstanding at any time.

          (k) Borrower's ownership of beneficial interests in securitized receivables or in any master trust established in connection with the sale of accounts receivable for an accounts receivable financing or securitization facility.

          (l) Loans or advances to directors, officers, and employees of the Companies that never exceed a total of $10,000,000 outstanding for all of the Companies.

          (m) Indebtedness of customers created in any Company's ordinary course of business in a manner consistent with its present practices.

          (n)     Hedging Agreements.

     "Permitted Liens" is defined in Section 9.3.

     "Person" means any individual, entity, or Governmental Authority.

     "Plan" means an employee benefit plan or other plan maintained by Borrower for employees of any Company and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the IRC.

     "Potential Default" means any event's occurrence or any circumstance's existence that would -- upon any required notice, time lapse, or both -- become an Event of Default.

     "Predecessor" means any Person for whose obligations and liabilities any Company is reasonably expected to be liable as the result of any merger, de facto merger, stock purchase, asset purchase or divestiture, combination, joint venture, investment, reclassification, or other similar business transaction.

     "Principal Debt" means, at any time, the unpaid principal balance of all Borrowings.

     "Ratable Borrowing" means any Borrowing funded by Lenders under Section
2.1 according to their respective Commitment Percentages.

     "Ratable Note" means one of the promissory notes substantially in the form of Exhibit A-1.

     "Refinanced Credit Agreement" means the Revolving Credit Agreement dated as of December 15, 1995, between Borrower as Borrower, certain of its Subsidiaries as Guarantors, certain lenders, and Wells

Fargo Bank (Texas), N.A. (formerly First Interstate Bank of Texas, N.A.), as Agent for those lenders, as that agreement has been renewed, extended, and amended through the date of this agreement.

     "Regulatory Defect" means, to the extent that it would be a Material-Adverse Event (a) any failure of any Restricted Company to comply with any Legal Requirement applicable to it or (b) any unfavorable examination report is received by any Restricted Company from any regulatory or similar Governmental Authority regarding any of the businesses or activities in which any Restricted Company is engaged.

     "Reportable Event" means a "reportable event" described in Section 4043(b) of ERISA.

     "Representatives" means, for any Person, its representatives, officers, directors, employees, accountants, attorneys, and agents.

     "Required Lenders" means, at any time, any combination of Lenders directly or indirectly holding at least either (a) more than 50% of the total Commitments at any time when any Commitments remain in effect or (b) more than 50% of the total Principal Debt at any time when all Commitments have been terminated or cancelled.

     "Reserve Requirement" means, for any Eurodollar-Rate Borrowing and for the relevant Interest Period, the total reserve requirements (including all basic, supplemental, emergency, special, marginal, and other reserves required by applicable Legal Requirement) actually applicable to Administrative Agent's eurocurrency fundings or liabilities as of the first day of that Interest Period.

     "Responsible Officer" means (to the extent that such Person's name, title, and signature have been properly certified to Administrative Agent) any (a) of Borrower's chairman, president, chief executive officer, chief financial officer, or treasurer, or (b) other representative of Borrower designated as a Responsible Officer for purposes of the Credit Documents by any officer designated in clause (a) preceding.

     "Restricted Companies" means Borrower and each other Company that is not an Unrestricted Company.

     "Restricted Payment" means (a) Distributions that are not Permitted Distributions, (b) Investments that are not Permitted Investments, and (c) prepayments or purchases of any subordinated Debt of the Companies before the respective scheduled maturity dates that exceed a total of $50,000,000.

     "Rights" means rights, remedies, powers, privileges, and benefits.

     "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "Stated-Termination Date" means November 12, 2003.

     "Subsidiary" of any Person means any entity of which more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by that Person. Unless otherwise specified or the context otherwise requires, "Subsidiary" refers to a Subsidiary of Borrower.

     "Swing Borrowing" means any Borrowing under the Swing Subfacility.

     "Swing Lender" means NationsBank, N.A., as the lender of Swing Borrowings under this agreement.

     "Swing Note" means a promissory note in substantially the form of Exhibit A-2.

     "Swing Subfacility" means the subfacility described in, and subject to the limitations of, Section 2.2.

     "Tangible Assets" means, at any time and for any Person, the sum of (a) the book value of all assets, minus (b) all assets treated as intangible assets under GAAP (including goodwill, trademarks, trade names, copyrights, patents, and unamortized debt discount and expense).

     "Tangible-Net Worth" means, at any time and for any Person, the sum of
(i) its stockholders' equity, minus (ii) the total (without duplication of deductions already made in arriving at stockholders' equity) of the book value of all assets treated as intangible assets under GAAP, including goodwill, trademarks, trade names, copyrights, patents, and unamortized debt discount and expense.

     "Taxes" means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

     "Type" means any type of Borrowing determined with respect to the applicable interest option.

     "Unrestricted Company" means, at any time, any Company (other than Borrower) that is (a) not a Material Subsidiary, (b) a controlled foreign corporation under Section 956 of the IRC, the earnings of which (i) is not then included in Borrower's gross income for purposes of federal income Taxes but (ii) would be so included if it were to execute a Guaranty, or (c) is otherwise designated on Schedule 7.2 or in a consent or waiver executed by Borrower and Required Lenders as not being a Restricted Company.

     "Y2K Issue" means the risk that computer applications used by any Company or by any of its suppliers or vendors may be unable properly to recognize and perform date-sensitive functions.

     1.2 Time References. Unless otherwise specified, in the Credit Documents (a) time references (e.g., 10:00 a.m.) are to time in Dallas, Texas, on the applicable date, and (b) in calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding."

     1.3 Other References. Unless otherwise specified, in the Credit Documents (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) where appropriate, words include their respective cognate expressions, (c) heading and caption references may not be construed in interpreting provisions, (d) monetary references are to currency of the United States of America, (e) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Credit Document in which they are used, (f) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions, (g) references to "including" mean including without limiting the generality of any description preceding that word, (h) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Credit Documents, (i) references to "writing" include printing, typing, lithography, and other means of reproducing words in a tangible, visible form, (j) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (k) references to any Legal Requirement include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, (l) references to any Governmental Authority include any Person succeeding to its relevant function, and (m) references to any Credit Document or other document include (to the extent not prohibited by the terms of the Credit Documents) every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

     1.4 Accounting Principles. Unless otherwise specified, in the Credit Documents (a) GAAP determines all accounting and financial terms and compliance with financial covenants, (b) GAAP in effect on the date of this agreement determines calculation of financial covenants, (c) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period, and (d) all financial terms and compliance with reporting and financial covenants must be on a consolidated basis, as applicable.

SECTION 2    COMMITMENTS.

     2.1 Revolving Credit Facility. Subject to the following specific conditions and other conditions and provisions in the Credit Documents, each Lender severally but not jointly agrees to lend to Borrower that Lender's Commitment Percentage of requested or required Ratable Borrowings under this
Section 2.1, which Borrower may borrow, repay, and reborrow under this agreement.

             (a) Conditions. Ratable Borrowings are subject to the following specific conditions:

             * Each Ratable Borrowing may only occur on a Business Day on or after the Closing Date and before the Actual-Termination Date.

             * Each Ratable Borrowing may only be $500,000 or a greater integral multiple of $100,000 if a Base-Rate Borrowing or $1,000,000 or a greater integral multiple of $1,000,000 if a Eurodollar-Rate Borrowing.

             *    The total Principal Debt may never exceed the total
                  Commitments.

             (b) Borrowing Request. Borrower may request a Ratable Borrowing by executing and delivering a Borrowing Request to Administrative Agent, which is irrevocable and binding on Borrower, stating the Type, amount, and Interest Period for each Borrowing and which must be received by Administrative Agent no later than (i) 10:00 a.m. on the second Business Day before the relevant Borrowing Date for any Eurodollar-Rate Borrowing (which may be before the date of this agreement in respect of the initial Borrowing), or (ii) 11:00 a.m. on the Borrowing Date for any Base-Rate Borrowing. Administrative Agent shall, promptly on the day received, notify each Lender of any Borrowing Request.

             (c) Funding. Each Lender shall remit its Commitment Percentage of each requested Ratable Borrowing to Administrative Agent's principal office in Dallas, Texas, in funds that are available for immediate use by Administrative Agent by 2:00 p.m. on the relevant Borrowing Date. Subject to receipt of those funds, Administrative Agent shall (unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by Borrower or waived by the requisite Lenders) make those funds available to Borrower by (at Borrower's option) (i) wiring the funds to or for the account of Borrower at the direction of Borrower or (ii) depositing the funds in Borrower's account with Administrative Agent.

             (d) Non-Funding Lender. The failure of any Lender to remit its Commitment Percentage of any requested Ratable Borrowing shall not relieve any other Lender of its obligation to remit its Commitment Percentage of that Ratable Borrowing. If any Lender wrongfully fails to so remit that Commitment Percentage (that Lender is referred to as "Non-Funding Lender," and the amount of Commitment Percentage is referred to as the "Advance Deficiency"), all conditions to the related Ratable Borrowing have been satisfied, and that related Ratable Borrowing is in compliance with Section 2.1, then:

                  (i) Administrative Agent shall make available such funds as shall have been received by it from the other Lenders in accordance with clause (c) above;

                  (ii) If the Principal Debt of Ratable Borrowings and Swing Borrowings owed to a Lender will not then exceed its Commitment, then within two Business Days following that failure of Non-Funding Lender, each other Lender shall remit to Administrative Agent that Lender's proportionate share (stated as a percentage determined by dividing that Lender's Commitment by the remainder of the total Commitments minus the Non-Funding Lender's Commitment) of the Advance Deficiency, which Administrative Agent shall either fund to

          Borrower as provided in clause (c) above or retain as provided in clause (e) below, to the extent either is applicable.

                  (iii) Administrative Agent shall use good faith efforts to obtain one or more lenders, reasonably acceptable to Borrower, to replace Non-Funding Lender, but neither Administrative Agent nor any other Lender shall have any liability or obligation whatsoever as a result of the failure to obtain a replacement for Non-Funding Lender; and

                  (iv) Unless and until the Non-Funding Lender shall have cured any Advance Deficiency (A) its share of any fees paid by Borrower under Section 4.3 shall be paid to the other Lenders that are not Non-Funding Lenders, and (B) the other Lenders may recover and collect from that Non-Funding Lender any amounts loaned by those other Lenders to fund any Advance Deficiency resulting from that Non-Funding Lender's wrongful failure to remit its share of the requested Ratable Borrowing.

     IN ANY EVENT, NON-FUNDING LENDER SHALL INDEMNIFY, DEFEND, AND HOLD ADMINISTRATIVE AGENT AND EACH OTHER LENDER HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, OR EXPENSES (INCLUDING, BUT NOT LIMITED TO, REASONABLE ATTORNEYS' FEES AND INTEREST AT THE FED-FUNDS RATE FOR FUNDS ADVANCED BY ADMINISTRATIVE AGENT OR ANY OTHER LENDER ON ACCOUNT OF NON-FUNDING LENDER) WHICH THEY MAY SUSTAIN OR INCUR BY REASON OF OR IN CONSEQUENCE OF NON-FUNDING LENDER'S FAILURE OR REFUSAL TO ABIDE BY ITS OBLIGATIONS UNDER THIS AGREEMENT. ADMINISTRATIVE AGENT MAY SET OFF AGAINST PAYMENTS DUE TO NON-FUNDING LENDER UNDER THE TERMS OF THIS AGREEMENT FOR THE CLAIMS OF ADMINISTRATIVE AGENT AND OTHER LENDERS AGAINST NON-FUNDING LENDER.

             (e) Funding Assumed. Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Commitment Percentage of the requested Ratable Borrowing available to Administrative Agent on the relevant Borrowing Date, and Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount. If a Lender fails to make its Commitment Percentage of any requested Ratable Borrowing available to Administrative Agent on the relevant Borrowing Date, Administrative Agent may recover the applicable amount -- less amounts remitted to it by the other Lenders and retained by Administrative Agent pursuant to clause (d) above -- on demand (i) from that Lender together with interest, commencing on the relevant Borrowing Date and ending on (but excluding) the date Administrative Agent recovers the amount from that Lender, at an annual interest rate equal to the Fed-Funds Rate, or (ii) if that Lender fails to pay its amount upon demand, then from Borrower together with interest, commencing on the relevant Borrowing Date and ending on (but excluding) the date Administrative Agent recovers the amount from Borrower, at an annual interest rate equal to the rate applicable to that Ratable Borrowing.

     2.2 Swing Subfacility. For the convenience of the parties, as an integral part of the transactions contemplated by the Credit Documents, and subject to the following specific conditions and other conditions and provisions in the Credit Documents, Swing Lender may (but is not obligated to) make any requested Borrowing to Borrower under this Section 2.2 without requiring any other Lender to fund any part of it at the time of the Borrowing.

             (a) Conditions. Swing Borrowings are subject to the following specific conditions:

             * Each Swing Borrowing may only occur on a Business Day on or after the Closing Date and before the Actual-Termination Date.

             * Each Swing Borrowing may only be $250,000 or a greater integral multiple of $100,000.

             * The total Principal Debt of Swing Borrowings may never exceed $10,000,000.

             *    The total Principal Debt may never exceed the total
                  Commitments.

             * No additional Swing Borrowing shall be made at any time while any Lender has refused, notwithstanding the requirements of clause (c) below, to purchase a participation in any Swing Borrowing as provided in that clause until that purchase shall occur or until that Swing Borrowing has been repaid.

             (b) Requests for Swing Borrowings. Borrower may request a Swing Borrowing by submitting a telephonic or written request to Swing Lender by no later than 1:00 p.m. on the relevant Borrowing Date.

             (c) Payment and Participations. If Borrower fails to repay any Swing Borrowing and accrued interest on it within three Business Days after demand by Swing Lender (and in any event upon the earlier to occur of an Event of Default or the Actual-Termination
          Date), Swing Lender shall timely notify each Lender of that failure and of the date and amount not paid. No later than the close of business on the date that notice is given (if that notice was given by 12:00 Noon on any Business Day, or, if made at any other time, on the next Business Day following the date of that notice), each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Swing Lender an undivided interest and participation in that Swing Line Borrowing to the extent of such Lender's Commitment Percentage of it, and each Lender shall make available to Swing Lender in immediately available funds that Lender's Commitment Percentage of it. All such amounts payable by any Lender shall include interest thereon from the date on which such payment is payable by that Lender to, but not including, the date such amount is paid by that Lender to Swing Lender, at the Fed-Funds Rate. If that Lender does not promptly pay that amount upon Swing Lender's demand therefor, and until such time as that Lender makes the required payment, Swing Lender shall be deemed to continue to have outstanding a Swing Borrowing in the amount of that unpaid obligation. Each payment by Borrower of all or any part of any Swing Borrowing shall be paid to Swing Lender for the ratable benefit of Swing Lender and those Lenders who have funded their participations in that Swing Borrowing. However, with respect to any such participation, all interest accruing on the Principal Debt of Swing Borrowings to which such participation relates prior to the date of funding such participation shall be payable solely to Swing Lender for its own account.

     2.3 Competitive-Bid Subfacility. Subject to the following specific conditions and other conditions and provisions in the Credit Documents, each Lender may elect (in its sole discretion) to make any requested Borrowing to Borrower under this Section 2.3. No Lender is obligated to offer Borrower a Competitive Bid, and Borrower is not obligated to accept any Competitive Bid that it receives.

             (a) Conditions. Competitive-Bid Borrowings are subject to the following specific conditions:

             * Each Competitive-Bid Borrowing may only occur on a Business Day on or after the Closing Date and before the Actual-Termination Date.

             * Each Competitive-Bid Borrowing may only be $5,000,000 or a greater integral multiple of $1,000,000.

             *    The total Principal Debt may never exceed the total
                  Commitments.

             (b) Competitive-Bid Requests. Borrower may request Competitive Bids by executing and delivering Competitive-Bid Request to Administrative Agent by no later than (i) 10:00 a.m. on the fifth Business Day before the relevant Borrowing Date for Eurodollar-Rate Borrowings or (ii) 10:00 a.m. one Business Day before the Borrowing Date for Base-Rate Borrowings. A

     Competitive-Bid Request that does not conform substantially to the format of Exhibit C-3 may be rejected by Administrative Agent, and Administrative Agent shall promptly notify Borrower of such rejection. Each Competitive-Bid Request must be for an aggregate principal amount of not less than $5,000,000 or a greater integral multiple of $1,000,000. Promptly after its receipt of a Competitive-Bid Request that is not rejected, Administrative Agent shall send to Lenders a Notice of Competitive-Bid Request (substantially in the form of Exhibit C-4) inviting Lenders to bid to extend Competitive-Bid Borrowings pursuant to that Competitive Bid Request.

             (c) Competitive-Bids. Each Lender may make one or more Competitive Bids to Borrower responsive to each respective Competitive-Bid Request. Each Competitive Bid by a Lender must be received by Administrative Agent by no later than (i) 11:00 a.m. on the fourth Business Day before the Borrowing Date for any requested Competitive-Bid Borrowing that will be comprised of Eurodollar-Rate Borrowings, or (ii) by 10:00 a.m. on the Borrowing Date for any requested Competitive-Bid Borrowing that will be comprised of Base-Rate Borrowings. Competitive Bids that do not conform substantially to the format of Exhibit C-5 may be rejected by Administrative Agent after conferring with, and upon the instruction of, Borrower, and Administrative Agent shall notify the appropriate Lender of such rejection as soon as practicable. Each Competitive Bid shall be for a principal amount of at least $5,000,000 or a greater integral multiple of $1,000,000, may equal the entire principal amount of the Competitive-Bid Borrowing requested by Borrower, and may exceed that Lender's Commitment, subject to the limitations set forth in clause (a) above. A Competitive Bid submitted by a Lender under this clause (c) is irrevocable.

             (d) Notice of Bids. Administrative Agent shall promptly notify Borrower of all Competitive Bids made, the relevant Competitive-Bid Rates, the principal amount of each Competitive-Bid Borrowing in respect of which a Competitive Bid was made, the identity of the Lender that made each bid.

             (e) Acceptance or Not. Borrower may, subject only to the provisions of this clause (e), accept or reject any or all of the Competitive Bids referred to in clause (c) above. However, the aggregate amount of the Competitive Bids so accepted by Borrower may not exceed the principal amount of the Competitive-Bid Borrowing requested by Borrower (subject to the further limitations of clause (a) above). Borrower shall notify Administrative Agent whether and to what extent it has decided to accept or reject any or all of those bids, (i) not later than 10:00 a.m. three Business Days before the Borrowing Date specified for a proposed Competitive-Bid Borrowing that is deemed a Eurodollar-Rate Borrowing or (ii) not later than 11:00 a.m. on the day specified for a proposed Competitive-Bid Borrowing that is deemed a Base-Rate Borrowing. However, (w) the failure by Borrower to give that notice shall be deemed to be a rejection of all the bids referred to in clause
     (c) above, (x) Borrower shall not accept a bid in the same or lower principal amount made at a particular Competitive-Bid Rate if Borrower has decided to reject a bid made at a lower Competitive-Bid Rate, (y) if Borrower shall accept bids made at a particular Competitive-Bid Rate but shall be restricted by other conditions hereof from borrowing the principal amount of the Competitive-Bid Borrowing in respect of which bids at that Competitive-Bid Rate have been made, then Borrower shall accept a ratable portion of each bid made at such Competitive-Bid Rate based as nearly as possible on the respective principal amounts of the Competitive-Bid Borrowing for which such bids were made, and (z) no bid shall be accepted for a Competitive-Bid Borrowing unless the aggregate principal amount to be funded pursuant to all accepted bids shall be in a minimum amount of $5,000,000 or a greater integral multiple of $1,000,000 for each respective Lender whose bid is accepted. Notwithstanding the foregoing, if it is necessary for Borrower to accept a ratable allocation of the bids made in response to a Competitive-Bid Request (whether pursuant to the events specified in clause (y) above or otherwise) and the available principal amount of the Competitive-Bid Borrowing to be allocated among the Lenders submitting Competitive Bids is not sufficient to enable Competitive-Bid Borrowings to be allocated to each such Lender in a minimum principal amount of $5,000,000 or a greater integral multiple of $1,000,000, then Borrower shall select the Lenders to be allocated such Competitive-Bid Borrowings and shall round allocations up or down to the next higher or lower multiple of $500,000 as it shall deem appropriate. A notice given by Borrower pursuant to this clause (e) shall be irrevocable.

             (f) Notice of Acceptance. Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (which notice to those Lenders whose Competitive Bids have been accepted will be given within one hour from the time such bid was accepted by Borrower and shall further indicate in what amount and at what Competitive-Bid Rate), and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to advance the Competitive-Bid Borrowing in respect of which its bid has been accepted. After completing the notifications referred to in the immediately preceding sentence, Administrative Agent shall notify each bidding Lender of the aggregate principal amount of all Competitive Bids accepted for, and the range of Competitive-Bid Rates submitted in connection with, that Competitive-Bid Borrowing.

             (g) Administrative Agent Bid. If Administrative Agent shall at any time elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to Borrower one-half hour earlier than the latest time at which the other Lenders are required to submit their bids to Administrative Agent pursuant to clause (c) above.

             (h) Repayment. Each Competitive-Bid Borrowing, and accrued interest on it, shall be due and payable on the last day of the applicable Interest Period. If Borrower fails to repay any Competitive-Bid Borrowing on the day due, then Borrower shall be deemed to have given a Borrowing Request requesting Lenders to make a Ratable Borrowing in the amount of that Competitive-Bid Borrowing, subject to satisfaction of the conditions specified in Sections 2.1 and 6, and failure to repay such Competitive-Bid Borrowing on the last day of the applicable Interest Period shall not constitute a failure to satisfy such conditions.

     2.4 Effect of Requests. Each Borrowing Request, request for a Swing Borrowing, and Competitive-Bid Request (whether written or telephonic, as the case may be) constitutes a representation and warranty by Borrower that, as of the Borrowing Date, all of the conditions precedent in Section 6 have been satisfied.

     2.5 Termination. Upon giving at least five Business Days prior written and irrevocable notice to Administrative Agent, Borrower may terminate all or part of the Commitments. Each partial termination must be in an amount of not less than $10,000,000 or a greater integral multiple of $1,000,000 and must be ratable in accordance with each Lender's Commitment Percentage. At the time of any termination, Borrower shall pay to Administrative Agent, for the account of each Lender, as applicable, all accrued and unpaid fees under this agreement, the interest attributable to the amount of that reduction, and any related Funding Loss. Any part of the Commitments that are terminated may not be reinstated.

SECTION 3    TERMS OF PAYMENT.

     3.1     Notes and Payments.

             (a) Notes. Principal Debt and related interest for Ratable Borrowings is evidenced by the Ratable Notes, one payable to each Lender in the stated amount of its Commitment. Principal Debt and related interest for Swing Borrowings is evidenced by the Swing Note payable to Swing Lender. Principal Debt and related interest for Competitive-Bid Borrowings is evidenced by Master Competitive-Bid Notes payable to each Lender who has made a Competitive-Bid Borrowing.

             (b) Payment. Borrower must make each payment and prepayment on the Obligation to Administrative Agent's principal office in Dallas, Texas in immediately available funds by 1:00 p.m. on the day due; otherwise, but subject to Section 3.8, those funds continue to accrue interest as if they were received on the next Business Day.
     Administrative Agent shall promptly pay to each

     Lender the part of any payment or prepayment to which that Lender is entitled under this agreement on the same day Administrative Agent receives the funds from Borrower.

             (c) Payment Assumed. Unless Administrative Agent has received notice from Borrower before the date on which any payment is due under this agreement that Borrower will not make that payment in full, Administrative Agent may assume that Borrower has made the full payment due and Administrative Agent may, in reliance upon that assumption, cause to be distributed to each Lender on that date the amount then due to each Lender. If and to the extent Borrower does not make the full payment due to Administrative Agent, each Lender shall repay to Administrative Agent on demand the amount distributed to that Lender by Administrative Agent together with interest for each day from the date that Lender received payment from Administrative Agent until the date that Lender repays Administrative Agent (unless such repayment is made on the same day as such distribution), at an interest rate equal to the Fed-Funds Rate.

     3.2     Interest and Principal Payments

             (a) Interest on Ratable Borrowings. Accrued interest on each Eurodollar-Rate Borrowing that is a Ratable Borrowing is due and payable on the last day of its respective Interest Period. If any Interest Period for such a Eurodollar-Rate Borrowing is greater than three months, then accrued interest is also due and payable on the date three months after the commencement of the Interest Period. Accrued interest on each Base-Rate Borrowing that is a Ratable Borrowing is due and payable on the last day of each March, June, September, and December -- commencing on the first of those dates that follows the Closing Date -- and on the Actual-Termination Date.

             (b) Principal Debt of Ratable Borrowings. The Principal Debt of Ratable Borrowings is due and payable on the Actual Termination Date. Before that date, Borrower may at any time prepay, without penalty and in whole or in part, the Principal Debt of Ratable Borrowings so long as
     (i) each voluntary partial prepayment must be in a principal amount not less than $500,000 or a greater integral multiple of $100,000 and (ii) Borrower shall pay the related Funding Loss, if any, upon demand. Conversions under Section 3.10 are not prepayments.

             (c) Swing Borrowings. The Principal Debt of and accrued interest on Swing Borrowings is due and payable upon three days demand by Swing Lender as provided in Section 2.2(c).

             (d) Principal Debt of Competitive-Bid Borrowings. The Principal Debt of and accrued interest on Competitive-Bid Borrowings is due and payable in accordance with Section 2.3(h).

     3.3 Interest Options. Except that the Eurodollar Rate may not be selected when an Event of Default or Potential Default exists and except as otherwise provided in this agreement Borrowings bear interest at an annual rate equal to the lesser of either the Maximum Rate or:

             (a) For Ratable Borrowings, either the Base Rate or the Eurodollar Rate plus the Applicable Percentage, in each case as designated or deemed designated by Borrower;

             (b) For each Swing Borrowing, a rate equal to the sum of (i) the rate agreed to by Borrower and Swing Lender in writing for that Swing Borrowing at the time it is loaned to Borrower plus (ii) the Applicable Percentage Eurodollar Borrowings.

             (c) For Competitive-Bid Borrowings, the rate determined in accordance with Section 2.3(e).

Each change in the Base Rate and Maximum Rate is effective without notice to Borrower or any other Person upon the effective date of change.

     3.4 Quotation of Rates. Borrower may call Administrative Agent before delivering a Borrowing Request to receive an indication of the interest rates then in effect, but the indicated rates do not bind Administrative Agent or Lenders or affect the interest rate that is actually in effect when Borrower makes a Borrowing Request or on the Borrowing Date.

     3.5 Default Rate. To the extent lawful, all past-due Principal Debt and past-due interest accruing on any Principal Debt bears interest from the date due (stated or by acceleration) at the Default Rate until paid, regardless whether payment is made before or after entry of a judgment.

     3.6 Interest Recapture. If the designated interest rate applicable to any Borrowing exceeds the Maximum Rate, the interest rate on that Borrowing is limited to the Maximum Rate, but any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent lawful, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Notes.

     3.7 Interest Calculations. Interest will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days (unless the calculation would result in an interest rate greater than the Maximum Rate or in the case of interest on Base-Rate Borrowings in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be). All interest rate determinations and calculations by Administrative Agent are conclusive and binding absent manifest error.

     3.8 Maximum Rate. Regardless of any provision contained in any Credit Document, no Lender is entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then any excess shall be treated as a partial prepayment of principal and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent lawful, (a) treat all Borrowings as a single extension of credit (and Lenders and Borrower agree that is the case and that provision in this agreement for multiple Borrowings is for convenience only),
(b) characterize any nonprincipal payment (except for any payment specifically designated as interest in the Credit Documents) as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and their effects, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation is paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, Lenders shall refund any excess (and Lenders may not, to the extent permitted by Legal Requirement, be subject to any penalties provided by any Legal Requirements for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount). If the Legal Requirements of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "indicated rate ceiling" from time to time in effect under Article 5069-1D.001, Revised Civil Statutes of Texas. Borrower agrees that Chapter 346, Revised Civil Statutes of Texas (which regulates certain revolving credit loan accounts and revolving triparty accounts) does not apply to the Obligation.

     3.9 Interest Periods. When Borrower requests any Eurodollar-Rate Borrowing, Borrower may elect the applicable interest period (each an "Interest Period"), which may be, at Borrower's option, one, two, three, or six months for Eurodollar-Rate Borrowings, subject to Section 14.1 and the following conditions: (a) the initial Interest Period for a Eurodollar-Rate Borrowing commences on the applicable Borrowing Date or conversion date, and each subsequent Interest Period applicable to any Borrowing commences on the day when the next preceding applicable Interest Period expires; (b) if any Interest Period for a Eurodollar-Rate

Borrowing begins on a day for which no numerically corresponding Business Day in the calendar month at the end of the Interest Period exists, then the Interest Period ends on the last Business Day of that calendar month; (c) if Borrower is required to pay any portion of a Eurodollar-Rate Borrowing before the end of its Interest Period in order to comply with the payment provisions of the Credit Documents, Borrower shall also pay any related Funding Loss; and (d) no more than five Interest Periods may be in effect at one time.

     3.10 Conversions. Subject to the dollar limits of Section 2.1(a) and provided that Borrower may not convert to or select a new Interest Period for a Eurodollar-Rate Borrowing at any time when an Event of Default or Potential Default exists, Borrower may (a) convert a Eurodollar-Rate Borrowing on the last day of the applicable Interest Period to a Base-Rate Borrowing, (b) convert a Base-Rate Borrowing at any time to a Eurodollar-Rate Borrowing, and
(c) elect a new Interest Period for a Eurodollar-Rate Borrowing. That election may be made by telephonic request to Administrative Agent no later than 10:00 a.m. on the second Business Day before the conversion date or the last day of the Interest Period, as the case may be (for conversion to a Eurodollar-Rate Borrowing or election of a new Interest Period), and no later than 11:00 a.m. on the last day of the Interest Period (for conversion to a Base-Rate Borrowing). Borrower shall provide a Conversion Notice to Administrative Agent no later than two days after the date of the conversion or election. Absent Borrower's telephonic request for conversion or election of a new Interest Period or if an Event of Default or Potential Default exists, then, a Eurodollar-Rate Borrowing shall be deemed converted to a Base-Rate Borrowing effective when the applicable Interest Period expires.

     3.11    Order of Application.

             (a) No Event of Default. If no Event of Default or Potential Default exists, any payment shall be applied to the Obligation (except as otherwise specifically provided in the Credit Documents) in the order and manner as Borrower directs.

             (b) Event of Default. If an Event of Default or Potential Default exists or if Borrower fails to give direction, any payment (including proceeds from the exercise of any Rights) shall be applied in the following order:

                  (i) All fees and expenses for which Administrative Agent has not been paid or reimbursed in accordance with the Credit Documents.

                  (ii) All fees and expenses for which Lenders have not been paid or reimbursed in accordance with the Credit Documents (and, if such payment is less than all unpaid or unreimbursed fees and expenses, then the payment shall be paid against unpaid and unreimbursed fees and expenses in the order of incurrence or due date).

                  (iii) Accrued interest on the Principal Debt of Swing Borrowings, to be either (A) retained by Swing Lender for its own account or (B) if applicable, shared ratably with those Lenders having purchased participations in Swing Borrowings under Section 2.2(c).

                  (iv) Accrued interest on the Principal Debt of Ratable Borrowings, to be shared with Lenders in accordance with their respective Commitment Percentages.

                  (v) Accrued interest on the Principal Debt of Competitive-Bid Borrowings, to be shared by Lenders in accordance with the proportion that the Principal Debt of Competitive-Bid Borrowings owed to each bears to the total Principal Debt of Competitive-Bid Borrowings.

                  (vi) Principal Debt of Swing Borrowings, to be either (A) retained by Swing Lender for its own account or (B) if applicable, shared ratably with those Lenders having purchased participations in Swing Borrowings under Section 2.2(c)

                  (vii) Principal Debt of Ratable Borrowings in the order as Required Lenders may elect, to be shared with Lenders in accordance with their respective Commitment Percentages.

                  (viii) Principal Debt of Competitive-Bid Borrowings, to be shared by Lenders in accordance with the proportion that the Principal Debt of Competitive-Bid Borrowings owed to each bears to the total Principal Debt of Competitive-Bid Borrowings.

                  (ix) The remaining Obligation, if any, in the order and manner Required Lenders deem appropriate.

                  (x)    To Borrower.

     3.12 Sharing of Payments, Etc. If any Lender obtains any payment or prepayment with respect to the Obligation (whether voluntary, involuntary, or otherwise) that exceeds the part of that payment or prepayment that it is then entitled to receive under the Credit Documents, then that Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess payment or prepayment ratably with each other Lender. If all or any portion of any excess payment or prepayment is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Borrower agrees that any Lender purchasing a participation from another Lender under this section may, to the fullest extent lawful, exercise all of its Rights of payment with respect to that participation as fully as if that Lender were the direct creditor of Borrower in the amount of that participation.

     3.13 Discharge and Reinstatement. Each Company's obligations under the Credit Documents remain in full force and effect until no Lender has any commitment to extend credit under the Credit Documents and the Obligation is fully paid (except for provisions under the Credit Documents which by their terms expressly survive payment of the Obligation and termination of the Credit Documents). If any payment under any Credit Document is ever rescinded or must be restored or returned for any reason, then all Rights and obligations under the Credit Documents in respect of that payment are automatically reinstated as though the payment had not been made when due.

     3.14 Booking Borrowings. To the extent lawfully permitted, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office or branch of any of its Affiliates. However, no Affiliate or branch is entitled to receive any greater payment under Section 3.16 than the transferor Lender would have been entitled to receive with respect to those Borrowings, and a transfer may not be made if, as a direct result of it, Section 3.16 or 3.17 would apply to any of the Obligation. If any of the conditions of Sections 3.16 or 3.17 ever apply to a Lender, that Lender shall, to the extent possible, carry or transfer its Borrowings at, to, or for the account of any of its branch offices or the office or branch of any of its Affiliates so long as the transfer is consistent with the other provisions of this section, does not create any burden or adverse circumstance for that Lender that would not otherwise exist, and eliminates or ameliorates the conditions of Sections
3.16 or 3.17 as applicable.

     3.15 Basis Unavailable or Inadequate for Eurodollar Rate. If, on or before any date when a Eurodollar Rate is to be determined for a Ratable Borrowing, Administrative Agent reasonably determines that the basis for determining the applicable rate is not available or any Lender reasonably determines that the resulting rate does not accurately reflect the cost to that Lender of making or converting Ratable Borrowings at that rate for the applicable Interest Period, then Administrative Agent shall promptly notify Borrower and Lenders of that determination (which is conclusive and binding on Borrower absent manifest error) and the applicable Ratable Borrowing shall bear interest at the Base Rate. Until Administrative Agent notifies Borrower that those circumstances no longer exist, Lenders' commitments under this agreement in respect of Ratable Borrowings to make, or to convert to, Eurodollar-Rate Borrowings, as the case may be, are suspended.

     3.16 Additional Costs. Each Lender severally and not jointly agrees to notify Administrative Agent, the other Lenders, and Borrower within 180 days after it has actual knowledge that any circumstances exist that would give rise to any payment obligation by Borrower under clauses (a) through (c) below. Although no Lender shall have any liability to Administrative Agent, any other Lender, or any Company for its failure to give that notice, Borrower is not obligated to pay any amounts under those clauses that arise, accrue, or are imposed more than 180 days before that notice to the extent it is applicable to those amounts. Any Lender demanding payment of any additional costs under this section must generally be making similar demand for similar additional costs under credit agreements to which it is party that contain similar provisions to this section.

             (a)  Reserves.  With respect to any Eurodollar-Rate Borrowing
     (i) if any change in any present Legal Requirement, any change in the interpretation or application of any present Legal Requirement, or any future Legal Requirement imposes, modifies, or deems applicable (or if compliance by any Lender with any requirement of any Governmental Authority results in) any requirement that any reserves (including, without limitation, any marginal, emergency, supplemental, or special reserves) be maintained (other than any reserve included in the Reserve Requirement), and if (ii) those reserves reduce any sums receivable by that Lender under this agreement or increase the costs incurred by that Lender in advancing or maintaining any portion of any Eurodollar-Rate Borrowing, then (iii) that Lender (through Administrative Agent) shall deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and (iv) Borrower shall pay that amount to that Lender within five Business Days after demand. The provisions of and undertakings and indemnification in this clause (a) survive for one year after the satisfaction and payment of the Obligation and termination of this agreement.

             (b) Capital Adequacy. With respect to any Borrowing, if any change in any present Legal Requirement, any change in the interpretation or application of any present Legal Requirement, or any future Legal Requirement regarding capital adequacy, or if compliance by any Lender with any request, directive, or requirement imposed in the future by any Governmental Authority regarding capital adequacy, or if any change in the risk category of this transaction, in any of the foregoing events or circumstances, reduces the rate of return on its capital as a consequence of its obligations under this agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (unless the effect is already reflected in the rate of interest then applicable under this agreement) Administrative Agent or that Lender (through Administrative Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and Borrower shall pay that amount to Administrative Agent or that Lender within five Business Days after demand. The provisions of and undertakings and indemnification in this clause (b) shall survive for one year after the satisfaction and payment of the Obligation and termination of this agreement.

             (c) Taxes. Subject to Section 3.19, any Taxes payable by Administrative Agent or any Lender or ruled (by a Governmental Authority) payable by Administrative Agent or any Lender in respect of this agreement or any other Credit Document shall, if permitted by Legal Requirement, be paid by Borrower, together with interest and penalties, if any, except for Taxes payable on or measured by the overall net income of Administrative Agent or that Lender (or Administrative Agent or that Lender, as the case may be, together with any other Person with whom Administrative Agent or that Lender files a consolidated, combined, unitary, or similar Tax return) and except for interest and penalties incurred as a result of the gross negligence or willful misconduct of Administrative Agent or any Lender. Administrative Agent or that Lender (through Administrative Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount of payable Taxes, which certificate is conclusive and binding (absent manifest error), and

     Borrower shall pay that amount to Administrative Agent for its account or the account of that Lender, as the case may be within five Business Days after demand. If Administrative Agent or that Lender subsequently receives a refund of the Taxes paid to it by Borrower, then the recipient shall promptly pay the refund to Borrower.

     3.17 Change in Legal Requirements. If any Legal Requirement makes it unlawful for any Lender to make or maintain Eurodollar-Rate Borrowings, then that Lender shall promptly notify Borrower and Administrative Agent, and (a) as to undisbursed funds, that requested Borrowing shall be made as a Base-Rate Borrowing, and (b) as to any outstanding Borrowing (i) if maintaining the Borrowing until the last day of the applicable Interest Period is unlawful, the Borrowing shall be converted to a Base-Rate Borrowing as of the date of notice, in which event Borrower will be required to pay any related Funding Loss, or (ii) if not prohibited by Legal Requirement, the Borrowing shall be converted to a Base-Rate Borrowing as of the last day of the applicable Interest Period, or (iii) if any conversion will not resolve the unlawfulness, Borrower shall promptly prepay the Borrowing, without penalty but with related Funding Loss.

     3.18 FUNDING LOSS. BORROWER SHALL INDEMNIFY EACH LENDER AGAINST, AND PAY TO IT UPON DEMAND, ANY FUNDING LOSS OF THAT LENDER. WHEN ANY LENDER DEMANDS THAT BORROWER PAY ANY FUNDING LOSS, THAT LENDER SHALL DELIVER TO BORROWER AND ADMINISTRATIVE AGENT A CERTIFICATE SETTING FORTH IN REASONABLE DETAIL THE BASIS FOR IMPOSING FUNDING LOSS AND THE CALCULATION OF THE AMOUNT, WHICH CALCULATION IS CONCLUSIVE AND BINDING ABSENT MANIFEST ERROR. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION IN THIS SECTION SURVIVE FOR ONE YEAR AFTER THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

     3.19 Foreign Lenders, Participants, and Assignees. Each Lender, Participant (by accepting a participation interest under this agreement), and Assignee (by executing an Assignment) that is not organized under the Legal Requirements of the United States of America or one of its states (a) represents to Administrative Agent and Borrower that (i) no Taxes are required to be withheld by Administrative Agent or Borrower with respect to any payments to be made to it in respect of the Obligation and (ii) it has furnished to Administrative Agent and Borrower two duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or any other form acceptable to Administrative Agent and Borrower that entitles it to a complete exemption from U.S. federal withholding Tax on all interest or fee payments under the Credit Documents, and (b) covenants to (i) provide Administrative Agent and Borrower a new Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent and Borrower upon the lawful expiration or obsolescence of any previously delivered form, duly executed and completed by it, entitling it to a complete exemption from U.S. federal withholding Tax on all interest and fee payments under the Credit Documents, and (ii) comply from time to time with all Legal Requirements with regard to the withholding Tax exemption. If any of the foregoing is not true at any time or the applicable forms are not provided, then Borrower and Administrative Agent (without duplication) may deduct and withhold from interest and fee payments under the Credit Documents any Tax at the maximum rate under the IRC or other applicable Legal Requirement, and amounts so deducted and withheld shall be treated as paid to that Lender, Participant, or Assignee, as the case may be, for all purposes under the Credit Documents.

SECTION 4    FEES.

     4.1 Treatment of Fees. The fees described in this Section 4 (a) are not compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this agreement, (c) are payable in accordance with Section 3.1, (d) are non-refundable, (e) to the fullest extent lawful, bear interest, if not paid when due, at the Default Rate, and (f) are calculated on the basis of a 365-day year.

     4.2 Fees to Administrative Agent and Arranger. Borrower shall pay to Administrative Agent and Arranger the arrangement fee, administrative, and other fees described in the letter agreement (as it may be renewed, extended, or modified) dated as of May 13, 1998, between Borrower, Administrative Agent, and Arranger. Those fees are solely for the account of Administrative Agent and Arranger.

     4.3 Commitment Fee. From and after the Closing Date, Borrower shall pay to Administrative Agent a commitment fee for Lenders according to each Lender's Commitment Percentage. The fee is payable as it accrues on the last day of each March, June, September, and December -- commencing on the first of those dates that follows the date of this agreement -- and on the Actual-Termination Date. Each payment of the fee is equal to the following, determined for the calendar quarter (or portion of a calendar quarter commencing on the date of this agreement or ending on the Actual-Termination
Date) preceding and including the date it is due: From the Closing Date until the Actual-Termination Date, the product of (i) the Applicable Percentage, times (ii) the amount by which the average-daily total Commitments exceeds the daily average Principal Debt of Ratable Borrowings, times (iii) a fraction with the number of days in the applicable quarter or portion of it as the numerator and 365 as the denominator.

     4.4 Up-front Fee. On the Closing Date, Borrower shall pay to Administrative Agent an up-front fee in an amount and to be shared by Lenders as provided in the letter agreement regarding same, dated as of the Closing Date, and executed by Borrower and Administrative Agent.

SECTION 5 GUARANTIES. Borrower shall cause all present and future Restricted Companies (other than Borrower) whether now existing or in the future formed or acquired as permitted by the Credit Documents, to unconditionally guarantee the full payment and performance of the Obligation by execution of a Guaranty.

SECTION 6 CONDITIONS PRECEDENT. No Lender is obligated to fund the initial Borrowing unless Administrative Agent has received all of the items described on Schedule 6. In addition, no Lender is obligated to fund (as opposed to continue or convert) any Borrowing unless on the applicable Borrowing Date (and after giving effect to the requested Borrowing): (a) Administrative Agent timely receives a Borrowing Request; (b) all of the representations and warranties of the Companies in Section 7 are true and correct in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or expressly permitted by this agreement); (c) no Material-Adverse Event, Event of Default, or Potential Default exists; and (d) no limitation in Sections 2.1, 2.2, or 2.3 is exceeded. Upon Administrative Agent's or any Lender's reasonable request, Borrower shall deliver to Administrative Agent or that Lender evidence substantiating any of the matters in the Credit Documents that are necessary to enable Borrower to qualify for the Borrowing. Each condition precedent in this agreement (including, without limitation, those on Schedule 6) is material to the transactions contemplated by this agreement, and time is of the essence with respect to each condition precedent.

SECTION 7 REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Administrative Agent and Lenders as follows:

     7.1     Purpose and Regulation U.

             (a) Borrower will use the proceeds of Borrowings for refinancing the Refinanced Credit Agreement, working capital, and general corporate purposes.

             (b) Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose that violates any Legal Requirement, including, without limitation, Regulation U.

     7.2 Companies. Schedule 7.2 -- as supplemented from time to time by an amendment to that schedule that is dated, executed, and delivered by Borrower to Administrative Agent and Lenders to reflect changes in that schedule as a result of transactions permitted by the Credit Documents -- describes each Company, its ownership structure, and whether it is a Restricted Company or an Unrestricted Company.

     7.3 Organization and Good Standing. Each Restricted Company is a corporation duly organized and existing in good standing under the laws of the jurisdiction of its incorporation as reflected on Schedule 7.2, is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the failure to so qualify would be a Material-Adverse Event, has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged, and is or will be qualified in those jurisdictions in which it will transact business in the future and where the failure to so qualify would be a Material-Adverse Event.

     7.4 Authorization and Power. Each Restricted Company has the corporate power and requisite authority to execute, deliver, and perform the Credit Documents to be executed by it, is duly authorized to (and has taken all corporate action necessary to authorize it to) execute, deliver, and perform those Credit Documents, and is and will continue to be duly authorized to perform those Credit Documents.

     7.5 Conflicts or Consents. Neither the execution and delivery of, nor the consummation of any transaction contemplated in, nor compliance with the terms and provisions of, any Credit Document will (a) contravene or materially conflict with any Legal Requirement to which any Restricted Company is subject, any judgment, license, order, or permit applicable to any Restricted Company, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which any Restricted Company is a party or is subject or by which any Restricted Company may be bound, or (b) violate any Constituent Document of any Restricted Company. No consent, approval, authorization, or order of any Governmental Authority or third party is required in connection with the execution and delivery by any Restricted Company or any Credit Document or to consummate the transactions contemplated by it.

     7.6 Enforceable Obligations. Each Credit Document is the legal and binding obligation of the Restricted Company executing it, enforceable in accordance with its terms except as limited by Debtor Laws.

     7.7 Liens. Except for Permitted Liens (a) all of the properties and assets of each Restricted Company are free and clear of all Liens and (b) each Restricted Company has and will have good and marketable title to those properties and assets.

     7.8 Financial Condition. Borrower has delivered to Administrative Agent copies of Borrower's Financials as of and for the period ended on March 1, 1998, which are true and correct in all material respects, fairly present the consolidated financial condition of the Companies as of that date, and have been prepared in accordance with GAAP applied on a basis consistent with that of prior periods except for the exclusion of footnotes and normal adjustments. There are no obligations, liabilities, or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of the Companies that are (separately or in the aggregate) material and are not reflected in those Financials, and no changes that would be a Material-Adverse Event have occurred in the financial condition or business of Borrower since March 1, 1998.

     7.9 Full Disclosure. There is no material fact that Borrower has not disclosed to Lenders that is a Material-Adverse Event. Neither the Current Financials nor any certificate or statement delivered by Borrower to Administrative Agent in connection with negotiations of this agreement contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained in this agreement or therein from being misleading in any material respect.

     7.10    Default.  No Event of Default or Potential Default exists.

     7.11 Litigation. There is no Litigation pending, or to Borrower's knowledge threatened, against any Restricted Company that would, if adversely determined, be a Material-Adverse Event.

     7.12 Regulatory Defects. Borrower has advised each Lender, in writing, of all Regulatory Defects of which Borrower has been advised or has knowledge.

     7.13 Taxes. Except as previously disclosed to each Lender (a) all Tax returns required to be filed by any Restricted Company in any jurisdiction have been filed or will be filed before the date on which the Tax payable with respect to that return will become delinquent and (b) all Taxes (including mortgage recording Taxes), assessments, fees, and, other governmental charges upon Borrower or any Subsidiary or upon any of its or their properties, income or franchises have been paid before the time that such Taxes could give rise to a Lien thereon. To the best of Borrower's knowledge, there is no proposed Tax assessment against Borrower and there is no basis for such assessment.

     7.14    ERISA.  (a) No Reportable Event exists with respect to any Plan;
(b) PBGC has not instituted proceedings to terminate any Plan; (c) neither Borrower, nor any member of the Controlled Group, nor any duly-appointed administrator of a Plan has (i) incurred any liability to PBGC with respect to any Plan other than for premiums not yet due or payable or (ii) instituted or intends to institute proceedings to terminate any Plan under Section 4041 or 4041A of ERISA or withdraw from any Multi-Employer Pension Plan (as defined in Section 3(37) of ERISA); and (d) each Plan has been maintained and funded in all material respects in accordance with its terms and with all applicable provisions of ERISA.

     7.15 Compliance. Each Restricted Company is in compliance in all material respects with all Legal Requirements (including all Environmental
Laws) applicable to it or any of its properties or business, the failure to comply with which is a Material-Adverse Event. No Company has been notified by any Governmental Authority that any Company has failed to comply with any such Legal Requirements, the failure to comply with which would be a Material-Adverse Event.

     7.16 Government Regulation. No Restricted Company is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act, or any other Legal Requirement (other than Regulation X of the Board of Governors of the Federal Reserve System) that regulates the incurring by any Company of Debt, including Legal Requirements relating to common contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

     7.17 Insider. Neither Borrower nor any Person having "control" (as that term is defined in 12 U.S.C. Paragraph 375(b)(5) or in regulations promulgated pursuant thereto) of Borrower is an "executive officer", "director", or "person who directly or indirectly or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities" (as those terms are defined in 12 U.S.C. Paragraph 375(b) or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a subsidiary, or of any subsidiary of a bank holding company of which any Lender is a subsidiary, or of any bank at which any Lender maintains a correspondent account, or of any bank which maintains a correspondent account with any Lender.

     7.18 Environmental Matters. (a) None of the properties of any Restricted Company has been used at any time during their ownership to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process, or in any manner deal with Hazardous Materials,
(b) there are no past, pending or, to the best of Borrower's knowledge, threatened or potential Environmental Claims against any Restricted Company or with respect to any properties it owns or controls, (c) there are no underground storage tanks located on any of the properties owned or controlled by any Restricted Company, (d) to Borrower's best knowledge, there never have been any underground storage tanks located on any of the properties owned or controlled by any Restricted Company, and (e) Borrower has received no actual (as contrasted with constructive) notification of any Environmental Claims relating to any property contiguous to any property owned or controlled by any Restricted Company.

     7.19 Labor Matters. Except where not a Material-Adverse Event (a) no actual or threatened strikes, labor disputes, slow downs, walkouts, work stoppages, or other concerted interruptions of operations that involve any employees employed at any time in connection with any Company's business activities or operations exist, (b) hours worked by and payment made to the employees of any Company or any Predecessor have not been in violation of the Fair Labor Standards Act or any other applicable Legal

Requirements pertaining to labor matters, (c) all payments due from any Company for employee health and welfare insurance, including, without limitation, workers compensation insurance, have been paid or accrued as a liability on its books, (d) the business activities and operations of each Company are in compliance with OSHA and other applicable health and safety Legal Requirements.

     7.20 Intellectual Property. Except where not a Material-Adverse Event (a) each Company owns or has the right to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as presently conducted by it and proposed to be conducted by it immediately after the date of this agreement, (b) each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of others, and (c) no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property of any Restricted Company exists.

     7.21 Y2K Issue. Borrower has (a) initiated a review and assessment of all areas within each Company's business and operations (including those affected by suppliers and vendors) that could be adversely affected by the Y2K Issue, (b) developed a plan and time line for addressing the Y2K Issue on a timely basis, and (c) to date implemented in all material respects that plan in accordance with that timetable.

SECTION 8 AFFIRMATIVE COVENANTS. For so long as any Lender is committed to lend under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Administrative Agent and Lenders that, without first obtaining Required Lenders' consent to the contrary:

     8.1 Certain Items Furnished. Borrower shall furnish the following to each Lender:

             (a) Annual Financials, Etc. Promptly after preparation but no later than 120 days after the last day of each fiscal year of Borrower, Financials showing the Companies' consolidated financial condition and results of operations as of, and for the year ended on, that last day, accompanied by (i) the opinion, without material qualification, of Ernst & Young LLP, or other firm of nationally-recognized independent certified public accountants reasonably acceptable to Required Lenders, based on an audit using generally accepted auditing standards, that the consolidated portion of those Financials were prepared in accordance with GAAP and present fairly, in all material respects, the Companies' consolidated financial condition and results of operations, and (ii) a Compliance Certificate.

             (b) Quarterly Financials, Etc. Promptly after preparation but no later than 60 days after the last day of each of the first three fiscal quarters of Borrower each year, Financials showing the Companies' consolidated financial condition and results of operations for that fiscal quarter and for the period from the beginning of the current fiscal year to the last day of that fiscal quarter, accompanied by a Compliance Certificate.

             (c) Other Reports. Promptly after preparation and distribution, accurate and complete copies of all reports and other material communications about material financial matters or material corporate plans or projections by or for any Company for distribution to any Governmental Authority or any creditor (i) including each Form 10-K, 10-Q, and S-8 filed with the Securities and Exchange Commission but (ii) excluding (A) credit, trade, and other reports prepared and distributed in the ordinary course of business, and (B) information otherwise furnished to Administrative Agent and Lenders under this agreement.

             (d) Plans. As soon as possible and within 30 days after Borrower knows that any event which would constitute a Reportable Event has occurred, or that the PBGC has instituted or will institute proceedings under ERISA to terminate a Plan, deliver a certificate of a Responsible Officer of Borrower setting forth details as to that reportable event and the action which Borrower proposes to take with respect to it, together with a copy of any notice of that Reportable Event which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute those proceedings or any notice to the PBGC that the plan is to be terminated, as the case may be. For all purposes of this section, Borrower is deemed to have all knowledge of all facts attributable to the plan administrator under ERISA.

             (e) Other Notices. Promptly upon the occurrence thereof, notice of:

                  (i) the occurrence of any condition or event which constitutes a Potential Default or an Event of Default, specifying the nature and period of existence thereof;

                  (ii) that any Person has given any notice to Borrower with respect to a claimed Potential Default or Event of Default; or

                  (iii) that any one or more Persons have given notice to any Company or taken any other action with respect to claimed potential defaults or events of default with respect to any other Indebtedness that in the aggregate exceeds $10,000,000; and

     with respect to any of such events specified in clauses (i), (ii), or
     (iii) above, what action the applicable Company has taken, is taking, or proposes to take.

             (f) Other Information. With reasonable promptness, such other financial data or other data or information related to the business or operations of any Company as Administrative Agent or any Lender may reasonably request on the condition that Administrative Agent and each Lender agrees not to intentionally disclose any information given to it by any Company that is either proprietary or confidential and that is prominently marked as such; provided that this restriction does not apply to information that has at the time in question entered the public domain and this restriction does not prohibit Administrative Agent or any Lender from disclosing such information (i) as is required to be disclosed by Legal Requirement, (ii) to any Lender's auditors, attorneys, agents, or Affiliates, or (iii) to actual or prospective Assignees or Participants.

     8.2 Use of Credit. Borrower shall use the proceeds of Borrowings only for the purposes represented in this agreement.

     8.3 Y2K Issue. Except where any non-compliance is not a Material-Adverse Event, Borrower shall (a) cause the Restricted Companies' computer applications to be unaffected by the Y2K Issue on a timely basis and (b) promptly notify Administrative Agent if any Restricted Company discovers or determines that any computer application of any of the Restricted Companies' suppliers and vendors is not reasonably expected to be unaffected by the Y2K Issue on a timely basis.

     8.4 Maintain Books and Reserves. Each Company shall keep proper books of record and account and set aside appropriate reserves, all in accordance with GAAP.

     8.5 Inspection of Property. Each Company shall permit any Person designated by Administrative Agent or any Lender, at Lenders' expense and with reasonable notice to Borrower, to visit and inspect any of the properties of any Company, to examine the corporate books and financial records of any Company and make copies thereof or extracts therefrom and to discuss the affairs, finances, and accounts of any Company with officers and employees of Borrower and its independent public accountants, all at such reasonable times and as often as that Lender may reasonably request. Administrative Agent and each Lender agrees to keep confidential any proprietary or confidential information given to it by any Company upon the same terms and conditions as agreed to with respect to information it obtains under Section 8.1(f).

     8.6 Compliance with Laws, Etc. Each Restricted Company shall (a) comply in all material respects with all Legal Requirements applicable to its business, that compliance to include paying before the same become delinquent all Taxes imposed upon it or upon its property (except to the extent contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, and so long as the applicable Restricted Company retains good and marketable title to and the right to use and enjoyment of its properties or other assets which may be affected by that contest), (b) timely pay all payments due for labor, services, and materials rendered or furnished in the ordinary course of business that are secured by inchoate statutory Liens (except to the extent contested in good faith by appropriate proceedings, and provided that the applicable Restricted Company retains good and marketable title to and the right to the use and enjoyment of its properties or other assets which may be affected by that contest), and (c) Borrower will promptly notify Administrative Agent if any Restricted Company receives any notice, claim, or demand from any Governmental Authority that alleges that any Restricted Company is in violation of any Legal Requirements the result of which violation is a Material-Adverse Event.

     8.7 Maintenance of Existence and Qualifications. Except in respect of a transaction permitted by Section 9.7, each Restricted Company shall maintain and preserve its corporate existence and its rights and franchises in full force and effect and obtain and maintain all permits and licenses necessary to the proper conduct of its business, including qualifying to do business as a foreign corporation in all jurisdictions where required by applicable Legal Requirements (except where the failure to so qualify would not be a Material-Adverse Event).

     8.8 Maintenance of Properties; Insurance. Each Company shall (a) maintain, preserve, protect, and keep all property used or useful in the conduct of its business in good condition and in compliance with all applicable Legal Requirements, (b) from time to time make all repairs, renewals, and replacements needed to enable the business and operations carried on in connection with that property to be promptly and advantageously conducted at all times, (c) carry and maintain in full force and effect at all times with financially sound and reputable insurers (or in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on) insurance in such amounts (and with co-insurance and deductibles) as such insurance is usually carried by corporations of established reputation engaged in the same or similar businesses and similarly situated, and (d) maintain self-insurance only to the extent that a prudent corporation of established reputation engaged in the same or similar businesses and similarly situated would rely upon self-insurance.

     8.9 Primary Business. Each Company shall continue to conduct substantially all of its operations in the same primary businesses as those in which the Companies currently operate, which includes developing and operating specialty retail stores offering primarily imported decorative home furnishings, accessories, and other specialty items for the home either (a) through Company-owned stores or through franchise arrangements in the United States and Canada, territories of the United States and Canada, and the United Kingdom or (b) through franchise arrangements in other countries.

     8.10 Transactions With Affiliates. Each Company shall conduct all of its transactions with any Affiliate on an arm's length basis and pursuant to the reasonable requirements of that Company's business.

     8.11 Compliance with Material Agreements. Each Company shall comply with all material agreements, indentures, mortgages, or documents binding on it or affecting its properties or business where the failure to so comply would be a Material-Adverse Event.

     8.12 Operations and Properties. Each Restricted Company shall act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business, and investments.

     8.13 Access and Inspection. Upon prior written notice, each Company shall give any representative of Administrative Agent or any Lender access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records, and documents in the possession of that Company and relating to its affairs, and to inspect any of the properties of that Company.

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     8.14    Additional Guaranties.  Borrower shall cause each Restricted
Company formed or acquired after the date of this agreement to execute a Guaranty within ten days after the date of its formation or acquisition.

     8.15 Further Assurances. Upon request of Administrative Agent or any Lender, each Restricted Company shall promptly and at its expense (a) cure any defects in the creation, issuance, execution, and delivery of any Credit Document to which it is intended to be party and (b) execute and deliver to Administrative Agent or any Lender all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of that Company under the applicable Credit Document, to further evidence and more fully describe its obligations under that Credit Document, to correct any omissions in that Credit Document, or to more fully state the obligations set out in that Credit Document.

     8.16 Expenses. Borrower agrees to pay on demand all reasonable costs and expenses of Administrative Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this agreement, the other Credit Documents, and the other documents to be delivered hereunder, including the reasonable fees and expenses of counsel for Administrative Agent with respect thereto and with respect to advising Administrative Agent as to its Rights and responsibilities under the Credit Documents. Borrower further agrees to pay on demand all costs and expenses of Administrative Agent and Lenders, if any (including reasonable attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered under this agreement.

     8.17    INDEMNIFICATION.

             (a) AS USED IN THIS SECTION: (i) "INDEMNITOR" MEANS BORROWER AND (PURSUANT TO ITS GUARANTY) EACH GUARANTOR; (ii) "INDEMNITEE" MEANS ADMINISTRATIVE AGENT, EACH LENDER, EACH PRESENT AND FUTURE AFFILIATE OF ADMINISTRATIVE AGENT OR ANY LENDER, EACH PRESENT AND FUTURE REPRESENTATIVE OF ADMINISTRATIVE AGENT, ANY LENDER, OR ANY OF THOSE AFFILIATES, AND EACH PRESENT AND FUTURE SUCCESSOR AND ASSIGN OF ADMINISTRATIVE AGENT, ANY LENDER, OR ANY OF THOSE AFFILIATES OR REPRESENTATIVES; AND (iii) "INDEMNIFIED LIABILITIES" MEANS ALL PRESENT AND FUTURE, KNOWN AND UNKNOWN, FIXED AND CONTINGENT, ADMINISTRATIVE, INVESTIGATIVE, JUDICIAL, AND OTHER CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, INVESTIGATIONS, SUITS, PROCEEDINGS, AMOUNTS PAID IN SETTLEMENT, DAMAGES, JUDGMENTS, PENALTIES, COURT COSTS, LIABILITIES, AND OBLIGATIONS -- AND ALL PRESENT AND FUTURE COSTS, EXPENSES, AND DISBURSEMENTS (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE OUTSIDE ATTORNEYS' FEES AND EXPENSES WHETHER OR NOT ANY SUIT OR OTHER PROCEEDING EXISTS OR ANY INDEMNITEE IS PARTY TO ANY SUIT OR OTHER PROCEEDING) IN ANY WAY RELATED TO ANY OF THE FOREGOING -- THAT MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY INDEMNITEE AND IN ANY WAY RELATING TO OR ARISING OUT OF ANY (A) CREDIT DOCUMENT, TRANSACTION CONTEMPLATED BY ANY CREDIT DOCUMENT, (B) ENVIRONMENTAL CLAIM IN ANY WAY RELATED TO ANY COMPANY, PREDECESSOR, REAL PROPERTY, OR ACT, OMISSION, STATUS, OWNERSHIP, OR OTHER RELATIONSHIP, CONDITION, OR CIRCUMSTANCE CONTEMPLATED BY, CREATED UNDER, OR ARISING PURSUANT TO OR IN CONNECTION WITH ANY CREDIT DOCUMENT, OR (C) INDEMNITEE'S SOLE OR CONCURRENT ORDINARY NEGLIGENCE.

             (b) EACH INDEMNITOR SHALL JOINTLY AND SEVERALLY INDEMNIFY EACH INDEMNITEE FROM AND AGAINST, PROTECT AND DEFEND EACH INDEMNITEE FROM AND AGAINST, HOLD EACH INDEMNITEE HARMLESS FROM AND AGAINST, AND ON DEMAND PAY OR REIMBURSE EACH INDEMNITEE FOR, ALL INDEMNIFIED LIABILITIES.

             (c) THE FOREGOING PROVISIONS (i) ARE NOT LIMITED IN AMOUNT EVEN IF THAT AMOUNT EXCEEDS THE OBLIGATION, (ii) INCLUDE, WITHOUT LIMITATION, REASONABLE FEES AND EXPENSES OF ATTORNEYS AND OTHER COSTS AND EXPENSES OF LITIGATION OR PREPARING FOR LITIGATION AND DAMAGES

     OR INJURY TO PERSONS, PROPERTY, OR NATURAL RESOURCES ARISING UNDER ANY STATUTORY OR COMMON LEGAL REQUIREMENT, PUNITIVE DAMAGES, FINES, AND OTHER PENALTIES, AND (iii) ARE NOT AFFECTED BY THE SOURCE OR ORIGIN OF ANY HAZARDOUS SUBSTANCE, AND (iv) ARE NOT AFFECTED BY ANY INDEMNITEE'S INVESTIGATION, ACTUAL OR CONSTRUCTIVE KNOWLEDGE, COURSE OF DEALING, OR WAIVER.

             (d) However, no Indemnitee is entitled to be indemnified under the Credit Documents for its own fraud, gross negligence, or wilful misconduct.

             (e)  THE PROVISIONS OF AND INDEMNIFICATION AND OTHER
     UNDERTAKINGS UNDER THIS SECTION SURVIVE SATISFACTION OF THE OBLIGATION AND THE TERMINATION OF THE CREDIT DOCUMENTS.

SECTION 9 NEGATIVE COVENANTS. For so long as any Lender is committed to lend under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Administrative Agent and Lenders that, without first obtaining Required Lenders' consent to the contrary, Borrower may not permit any of the following to occur or exist directly or indirectly:

     9.1 Payroll Taxes. No Company may use any proceeds of any Borrowing to pay the wages of employees unless a timely payment to or deposit with the United States of America of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

     9.2 Restricted Payments. No Company may declare, make, or pay any Restricted Payment (a) while any Default Condition exists or (b) that would cause the total Restricted Payments by all Companies during any fiscal year of the Companies to exceed $30,000,000 for all of the Companies.

     9.3 Lien. No Company may create, assume, or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, without equally and ratably securing the Obligation, except without double-counting, any of the following (the "Permitted Liens"):

             (a) Liens that are for Taxes not yet due and delinquent or that are being actively contested in good faith by appropriate proceedings so long as the existence of those Liens does not affect the applicable Company's good and marketable title to or use or enjoyment of the property or assets burdened by those Liens.

             (b) Other Liens arising in the ordinary course of its business or the ownership of its property and assets (including easements and similar encumbrances and Liens upon shipped goods paid for by a documentary letter of credit) that were not incurred in connection with the borrowing of money, the obtaining of advances or credit, or the payment of the deferred purchase price of property or assets, that do not in the aggregate materially interfere with the operation of the applicable Company's business, and that are not a Material-Adverse Event.

             (c) Any Lien existing on any property of any Person at the time it becomes a Company so long as (a) that Lien does not encumber any other property of any Company and (b) the aggregate amount of Debt secured by that Lien never exceeds 100% of the fair market value of that property.

             (d) Any Lien on any property acquired, constructed, or improved by any Company after the date of this agreement and created contemporaneously with or within 12 months after the date of that acquisition, completion of construction, or improvement to secure Debt assumed or incurred to finance up to 100% of the purchase price or cost of construction or improvement of that property so long as that Lien encumbers only the property so acquired or constructed and any improvements to that property.

             (e)  Liens on securitized receivables.

             (f) Other Liens existing on the date of this agreement and disclosed on Schedule 9.3.

             (g) Any Lien described in clauses (c) through (f) above resulting from renewing, extending, or refunding outstanding Debt so long as the principal amount of the Debt so secured is not increased and that Lien is not extended to any other property.

             (h) Any Lien arising in connection with court proceedings so long as (i) the execution of that Lien is effectively stayed and that Lien is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP and (ii) the existence of that Lien does not affect the applicable Company's title to or use or enjoyment of the property or assets burdened by that Lien.

             (i) Any Lien described in clauses (c) or (d) above resulting from renewing, extending, or refunding outstanding Debt so long as the principal amount of the Debt so secured is not increased and that Lien is not extended to any other property.

             (j) Any other Liens incurred in connection with the borrowing of money or any other Liens so long as the total Debt secured by Liens under this clause (j) never exceeds 5% of the Tangible Assets of the Companies.

     9.4 Subsidiary Debt. No Subsidiary (other than a securitization Subsidiary) may create, incur, assume, or suffer to exist any Debt other than
(a) industrial development revenue bonds existing on the date of this agreement and (b) other Debt so long as (i) the incurrence or existence of that Debt is not a Default Condition and (ii) the total Debt under this clause (b) may never collectively exceed 10% of the Tangible-Net Worth of the Companies.

     9.5 Guaranteed Debt. No Company may have or commit to have any guaranties, endorsements, and other contingent obligations for Debt of any other Person except the following so long as the total principal amount guaranteed (including any unfunded principal under committed lines of credit or similar arrangements) in respect of all of the following never exceeds the Companies' Tangible-Net Worth ("Permitted Guaranties"):

             (a) This Transaction. Guaranties delivered under this agreement.

             (b) Existing Guaranties. The guaranties that are existing on the date of this agreement (other than in respect of the Debt under the Refinanced Credit Agreement and other Debt that is being refinanced by Borrowings) and all renewals, extensions, amendments, modifications, and refinancings of (but not any principal increases after the date of this agreement to) any of that Debt.

             (c) Companies. Guaranties of Debt of any Restricted Company to the extent that the creation of that Debt constitutes Debt permitted under Section 9.4.

             (d) Secured Debt. Guaranties of Debt that is secured by assets of the primary obligor having a fair market value at least equal to the amount of that Debt, as determined by an independent qualified appraiser selected by Borrower (which appraisal, at the reasonable request of Administrative Agent and at Borrower's expense, shall be promptly updated no more than once during each 12-month period ending on or after the Closing Date).

     9.6 Sales of Assets. No Restricted Company may sell, transfer, or otherwise dispose of (or commit to do so) any of its assets (including any equity ownership of any other Company) other than (a) sales and dispositions in the ordinary course of business for a fair and adequate consideration, (b) sales of assets which are obsolete or are no longer in use and which are not significant to the continuation of that Restricted Company's business, (c) sales and dispositions from any Restricted Company to Borrower or any Guarantor, (e) sales of accounts receivable of any Restricted Company pursuant to an accounts receivable financing or securitization facility, and
(f) dispositions of assets, the net proceeds of which do not exceed 10% of Tangible Assets of the Companies in any fiscal year.

     9.7 Mergers and Consolidations. No Restricted Company may merge or consolidate with any other Person other than:

             (a) Borrower may merge or consolidate with or into any other corporation so long as (i) the successor corporation is a United States entity that expressly assumes the Obligation in writing or Borrower is the continuing or surviving entity and (ii) no related Default Condition exists.

             (b) Any other Company may merge or consolidate with or into any other corporation so long as (i) the successor corporation becomes a Subsidiary of Borrower upon that merger or consolidation and (ii) no related Default Condition exists.

             (c) Any Company may merge or consolidate with or into any other Company so long as (i) Borrower is the surviving or continuing corporation if involved, (ii) any other Restricted Company is the surviving or continuing corporation if involved, and (iii) no related Default Condition exists.

     9.8 Employee Plans. No Company may permit any of the events or circumstances described in Section 7.14 to exist or occur.

     9.9 Assignment. No Company may assign or transfer any of its Rights, duties, or obligations under any of the Credit Documents.

     9.10 Accounting Methods. No Company may change any material aspect of its method of accounting except to conform to changes in GAAP or to conform any new Subsidiary's accounting methods to Borrower's accounting methods.

     9.11 Change in Nature of Business. No Company may make any material change in the nature of its business as conducted on the date of this agreement.

     9.12 Government Regulations. No Company may conduct its business in a way that it becomes regulated under the Investment Company Act of 1940 or the Public Utility Holding Company Act of 1935.

SECTION 10 FINANCIAL COVENANTS. For so long as any Lender is committed to lend under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Administrative Agent and Lenders that, without first obtaining Required Lenders' consent to the contrary, it may not directly or indirectly permit:

     10.1 Tangible-Net Worth. The Companies' Tangible-Net Worth ever to be less than the sum of (a) $305,000,000, plus (b) 50% of the Companies' cumulative Net Income (without deduction for losses) after August 29, 1998, plus (c) 75% of the net (i.e., gross less usual and customary underwriting, placement, and other related costs and expenses) proceeds of the new issuance (i.e., not the re-issuance of treasury stock or the issuance of stock upon conversion of convertible notes) of any equity securities by Borrower after the date of this agreement.

     10.2 Current Ratio. The ratio of the Companies' consolidated current assets to current liabilities ever to be less than 2.00 to 1.00.

     10.3    Leverage Ratio.  The Companies' Leverage Ratio ever to exceed
3.50 to 1.00.

     10.4 Fixed-Charge Coverage. The Companies' Fixed-Charge-Coverage Ratio ever to be less than 1.25 to 1.00.

SECTION 11 EVENTS OF DEFAULT. The term "Event of Default" means the occurrence of any one or more of the following:

     11.1 Payment of Obligation. Borrower's failure or refusal to pay (a) any principal of any Note on or before the date due or (b) any other part of the Obligation on or before three Business Days after the date due.

     11.2 Covenants. Any Company's failure or refusal to punctually and properly perform, observe, and comply with any covenant (other than covenants to pay the Obligation) applicable to it:

             (a)  In Sections 8.2, 8.7, 9.1 through 9.9, 9.12, or 10; or

             (b) In Sections 8.1 or 8.14 and that failure or refusal continues for ten days after the earlier of either any Company knows (or, with the exercise of reasonable diligence, should know) of it or any Company is notified of it by Administrative Agent or any Lender; or

             (c) In any other provision of any Credit Document, and that failure or refusal continues for 30 days after the earlier of either any Company knows (or, with the exercise of reasonable diligence, should know) of it or any Company is notified of it by Administrative Agent or any Lender.

     11.3    Debtor Relief.  Any Restricted Company (a) becomes insolvent,
(b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Law, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Law (except as a creditor or claimant) that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted in the Credit Documents (unless, if the proceeding is involuntary, the applicable petition is dismissed within 60 days after its filing).

     11.4 Judgments and Attachments. Where the uninsured amounts in controversy or of any judgments, as the case may be, exceed (from and after the Closing Date and individually or collectively for all of the Companies) $10,000,000, the Companies fail (a) to have discharged, within 60 days after its commencement, any attachment, sequestration, or similar proceeding against any assets of any Company or (b) to pay any money judgment against any Company within ten days before the date on which any Company's assets may be lawfully sold to satisfy that judgment.

     11.5 Government Action. Where either it is a Material-Adverse Event or the fair value of the assets involved exceed (from and after the Closing Date and individually or collectively for all of the Restricted Companies)
(a) $10,000,000 in respect of a final non-appealable order is issued by any Governmental Authority (including the United States Justice Department) seeking to cause any Company to divest a significant portion of its assets under any antitrust, restraint of trade, unfair competition, industry regulation, or similar Legal Requirements, or (b) $10,000,000 in respect of any Governmental Authority condemning, seizing, or otherwise appropriating, or taking custody or control of all or any substantial portion of any Company's assets.

     11.6 Misrepresentation. Any material representation or warranty made by any Company in any Credit Document at any time proves to have been materially incorrect when made.

     11.7 Ownership of Restricted Companies. Except as a result of transactions permitted by this agreement, one or more Restricted Companies fail to own, beneficially and of record, with power to vote, a percentage of the issued and outstanding shares of capital stock (or similar ownership interest in respect of Restricted Companies that are not corporations) of each Subsidiary of Borrower that is a Restricted Company, which percentage is
(a) the percentage owned by the Restricted Companies as reflected on Schedule
7.2 as of the date of this agreement or (b) the percentage from time to time acquired by the Restricted Companies (which must be at least a majority).

     11.8 Change of Control of Borrower. The individuals who, as of the date of this agreement, constitute the members of Borrower's board of directors (for purposes of this Section 11.8, the "incumbent board") do not constitute or cease for any reason to constitute at least 50% of:

             (a)  Borrower's board of directors; or

             (b) The surviving corporation's board of directors in the event of any merger or consolidation (if permitted by Section 9.7) involving Borrower; or

             (c) The controlling entity's board of directors, the comparable body if there is no board of directors, or voting control if there is no comparable body, in the event that the surviving corporation under clause (b) above is directly or indirectly controlled by that entity.

For purposes of this Section 11.8, any individual who becomes a member of the board of directors or comparable body or who obtains a voting interest, as applicable under clauses (a), (b), or (c) above, after the date of this agreement and whose appointment to the board, or nomination for election, was approved or ratified by a vote of the individuals comprising at least 50% of the incumbent board shall be deemed to be a member of the incumbent board.

     11.9 Other Obligations. In respect of any indebtedness, liabilities, or obligations (other than the Obligation) individually or collectively of at least $10,000,000 (a) any Company fails to make any payment when due, or (b) any default or other event or condition occurs or exists (other than a mandatory prepayment as a result of disposition of assets if permitted by the Credit Documents) beyond the applicable grace or cure period, the effect of which is to cause or to permit any holder of any such indebtedness, liabilities, or obligations to cause (whether or not it elects to cause) any of same to become due before its stated maturity or regularly scheduled payment dates, or (c) any such indebtedness, liabilities, or obligations is declared to be due and payable or required to be prepaid by any Company before its stated maturity (other than a mandatory prepayment as a result of disposition of assets or "cash sweep" provisions to the extent, in each case, permitted by the Credit Documents).

     11.10 SEC Reporting Requirements. Borrower fails to comply with any applicable reporting requirements of the Securities Exchange Act of 1934 for which the failure to report would constitute a Material-Adverse Event.

     11.11 Validity and Enforceability. Once executed, this agreement, any Note, or any Guaranty ceases to be in full force and effect in any material respect or is declared to be null and void or its validity or enforceability is contested in writing by any Company party to it or any Company party to it denies in writing that it has any further liability or obligations under it except in accordance with that document's express provisions or as the appropriate parties under Section 14.9 below may otherwise agree in writing.

SECTION 12   RIGHTS AND REMEDIES.

     12.1    Remedies Upon Event of Default.

             (a) Debtor Relief. If an Event of Default exists under Section 11.3, the commitment to extend credit under this agreement automatically terminates, the entire unpaid balance of the Obligation automatically becomes due and payable without any action of any kind whatsoever.

             (b) Other Events of Default. If any Event of Default exists, subject to the terms of Section 13.5(b), Administrative Agent may (with the consent of, and must, upon the request of, Required Lenders), do any one or more of the following: (i) If the maturity of the Obligation has not already been accelerated under Section 12.1(a), declare the entire unpaid balance of all or any part of the Obligation immediately due and payable, whereupon it is due and payable; (ii) terminate the commitments of Lenders to extend credit under this agreement; (iii) reduce any claim to judgment; and (iv) exercise any and all other legal or equitable Rights afforded by the Credit Documents, by applicable Legal Requirements, or in equity.

     12.2 Company Waivers. To the extent permitted by Legal Requirement, Borrower and (pursuant to its Guaranty) each Guarantor waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to all or any part of the Obligation is not affected by any renewal or extension in the time of payment of all or any part of the Obligation, by any indulgence, or by any release or change in any security for the payment of all or any part of the Obligation.

     12.3 Performance by Administrative Agent. If any Company's covenant, duty, or agreement is not performed in accordance with the terms of the Credit Documents then, with written notice to Borrower, Administrative Agent may, while an Event of Default exists, at its option (but subject to the approval of Required Lenders), perform or attempt to perform that covenant, duty, or agreement on behalf of that Company (and any amount reasonably expended by Administrative Agent in its performance or attempted performance is payable by the Companies, jointly and severally, to Administrative Agent on demand, becomes part of the Obligation, and bears interest at the Default Rate from the date of Administrative Agent's expenditure until paid). However, Administrative Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any Company's covenants, duties, or agreements.

     12.4 Not in Control. Nothing in any Credit Documents gives or may be deemed to give to Administrative Agent or any Lender the Right to exercise control over any Company's real property, other assets, affairs, or management or to preclude or interfere with any Company's compliance with any Legal Requirement or require any act or omission by any Company that may be harmful to Persons or property. Any "Material-Adverse Event" or other materiality or substantiality qualifier of any representation, warranty, covenant, agreement, or other provision of any Credit Document is included for credit documentation purposes only and does not imply or be deemed to mean that Administrative Agent or any Lender acquiesces in any non-compliance by any Company with any Legal Requirement, document, or otherwise or does not expect the Companies to promptly, diligently, and continuously carry out all appropriate removal, remediation, compliance, closure, or other activities required or appropriate in accordance with all Environmental Requirements. Administrative Agent's and Lenders' power is limited to the Rights provided in the Credit Documents. All of those Rights exist solely (and may be exercised in a manner calculated by Administrative Agent or Lenders in their respective good faith business judgment) to assure payment and performance of the Obligation.

     12.5 Course of Dealing. The acceptance by Administrative Agent or Lenders of any partial payment on the Obligation is not a waiver of any Event of Default then existing. No waiver by Administrative Agent, Required Lenders, or Lenders of any Event of Default is a waiver of any other then-existing or subsequent Event of Default. No delay or omission by Administrative Agent, Required Lenders, or Lenders in exercising any Right under the Credit Documents impairs that Right or is a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Credit Documents or otherwise.

     12.6 Cumulative Rights. All Rights available to Administrative Agent, Required Lenders, and Lenders under the Credit Documents are cumulative of and in addition to all other Rights granted to Administrative Agent, Required Lenders, and Lenders at law or in equity, whether or not any of the Obligation is due and payable and whether or not Administrative Agent, Required Lenders, or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Credit Documents.

     12.7 Application of Proceeds. Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in accordance with Section 3.

     12.8 Certain Proceedings. Borrower shall promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent or Required Lenders reasonably request in connection with the obtaining of any consent, approval, registration (other than securities laws registrations), qualification, permit, license, or authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Credit Documents. Because Borrower agrees that Administrative Agent's and Required Lenders' remedies at law for failure of Borrower to comply with the provisions of this section would be inadequate and that failure would not be adequately compensable in damages, Borrower agrees that the covenants of this section may be specifically enforced.

     12.9 Expenditures by Lenders. Any sums reasonably spent by Administrative Agent or any Lender in the exercise of any Right under any Credit Document is payable by the Companies to Administrative Agent within five Business Days after demand, becomes part of the Obligation, and bears interest at the Default Rate from the date spent until the date repaid.

     12.10 Limitation of Liability. Neither Administrative Agent nor any Lender shall be liable to any Company for any amounts representing indirect, special, or consequential damages suffered by any Company, except where such amounts are based substantially on gross negligence or willful misconduct by Administrative Agent or that Lender, but then only to the extent any damages resulting from such gross negligence or wilful misconduct are covered by Administrative Agent's and that Lenders' fidelity bond or other insurance.

SECTION 13   ADMINISTRATIVE AGENT AND LENDERS.

     13.1    Administrative Agent.

             (a) Appointment. Each Lender appoints Administrative Agent (including, without limitation, each successor Administrative Agent in accordance with this Section 13) as its nominee and agent to act in its name and on its behalf (and Administrative Agent and each such successor accepts that appointment): (i) To act as its nominee and on its behalf in and under all Credit Documents; (ii) to arrange the means whereby its funds are to be made available to Borrower under the Credit Documents;
     (iii) to take any action that it properly requests under the Credit Documents (subject to the concurrence of other Lenders as may be required under the Credit Documents); (iv) to receive all documents and items to be furnished to it under the Credit Documents; (v) to be the secured party, mortgagee, beneficiary, recipient, and similar party in respect of any collateral, if any, for the benefit of Lenders; (vi) to promptly distribute to it all material information, requests, documents, and items received from any Company under the Credit Documents; (vii) to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Credit Documents; and (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it. However, Administrative Agent may not be required to take any action that exposes it to personal liability or that is contrary to any Credit Document or applicable Legal Requirement.

             (b) Successor. Administrative Agent may assign all of its Rights and obligations as Administrative Agent under the Credit Documents to any of its Affiliates, which Affiliate shall then be the successor Administrative Agent under the Credit Documents. Administrative Agent may also voluntarily resign and shall resign upon the request of Required Lenders for cause (i.e., Administrative Agent is continuing to fail to perform its responsibilities as Administrative Agent under the Credit Documents). If the initial or any successor Administrative Agent ever ceases to be a party to this agreement or if the initial or any successor Administrative Agent ever resigns (whether voluntarily or at the request of Required Lenders), then Required Lenders shall (which, if no Event of Default or Potential Default exists, is subject to Borrower's approval that may not be unreasonably withheld) appoint the successor Administrative Agent from among Lenders (other than the resigning Administrative Agent). If Required Lenders fail to appoint a successor Administrative Agent within 30 days after the resigning Administrative Agent has given notice of resignation or Required Lenders have removed the resigning Administrative Agent, then the resigning Administrative Agent may

     (subject, if no Event of Default or Potential Default exists, to Borrower's approval that may not be unreasonably withheld), on behalf of Lenders, appoint a successor Administrative Agent, which must be a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition). Upon its acceptance of appointment as successor Administrative Agent, the successor Administrative Agent succeeds to and becomes vested with all of the Rights of the prior Administrative Agent, and the prior Administrative Agent is discharged from its duties and obligations of Administrative Agent under the Credit Documents, and each Lender shall execute the documents that any Lender, the resigning or removed Administrative Agent, or the successor Administrative Agent reasonably request to reflect the change. After any Administrative Agent's resignation or removal as Administrative Agent under the Credit Documents, the provisions of this section inure to its benefit as to any actions taken or not taken by it while it was Administrative Agent under the Credit Documents.

             (c) Rights as Lender. Administrative Agent, in its capacity as a Lender, has the same Rights under the Credit Documents as any other Lender and may exercise those Rights as if it were not acting as Administrative Agent. Administrative Agent's resignation or removal does not impair or otherwise affect any Rights that it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Administrative Agent is not a fiduciary for Lenders or for Borrower but is simply acting in the capacity described in this agreement to alleviate administrative burdens for Borrower and Lenders, that Administrative Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth in the Credit Documents, and that Administrative Agent in its capacity as a Lender has the same Rights as any other Lender.

             (d) Other Activities. Administrative Agent or any Lender may now or in the future be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "other activities") not the subject of the Credit Documents. Without limiting the Rights of Lenders specifically set forth in the Credit Documents, neither Administrative Agent nor any Lender is responsible to account to the other Lenders for those other activities, and no Lender shall have any interest in any other Lender's activities, any present or future guaranties by or for the account of Borrower that are not contemplated by or included in the Credit Documents, any present or future offset exercised by Administrative Agent or any Lender in respect of those other activities, any present or future property taken as security for any of those other activities, or any property now or hereafter in Administrative Agent's or any other Lender's possession or control that may be or become security for the obligations of Borrower arising under the Credit Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by Administrative Agent or any Lender to reduce the Obligation, then each Lender is entitled to share ratably in the application as provided in the Credit Documents).

     13.2 Expenses. Each Lender shall pay its Default Percentage of any reasonable expenses (including court costs, reasonable attorneys' fees and other costs of collection) incurred by Administrative Agent or Swing Lender (while acting in such capacity) in connection with any of the Credit Documents if Administrative Agent or Swing Lender is not reimbursed from other sources within 30 days after incurrence. Each Lender is entitled to receive its Default Percentage of any reimbursement that it makes to Administrative Agent or Swing Lender if Administrative Agent or Swing Lender is subsequently reimbursed from other sources.

     13.3 Proportionate Absorption of Losses. Except as otherwise provided in the Credit Documents, nothing in the Credit Documents gives any Lender any advantage over any other Lender insofar as the Obligation is concerned or relieves any Lender from ratably absorbing any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in Borrower or any other obligor on the Obligation having any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of that Lender's part of the Obligation).

     13.4 Delegation of Duties; Reliance. Lenders may perform any of their duties or exercise any of their Rights under the Credit Documents by or through Administrative Agent, and Lenders and Administrative Agent may perform any of their duties or exercise any of their Rights under the Credit Documents by or through their respective Representatives. Administrative Agent, Lenders, and their respective Representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent or that Lender (but nothing in this clause (a) permits Administrative Agent to rely on (i) oral statements if a writing is required by this agreement or (ii) any other writing if a specific writing is required by this agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its portion of the Obligation for all purposes until written notice of the assignment or transfer is given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender is conclusive and binding on each subsequent holder, assignee, or transferee of or Participant in that Lender's portion of the Obligation until that notice is given and received), (c) are not deemed to have notice of the occurrence of an Event of Default unless a responsible officer of Administrative Agent, who handles matters associated with the Credit Documents and transactions thereunder, has actual knowledge or Administrative Agent has been notified by a Lender or Borrower, and (d) are entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and are not liable for any action taken or not taken in good faith by it in accordance with the advice of counsel, accountants, or experts.

     13.5    Limitation of Administrative Agent's Liability.

             (a) Exculpation. Neither Administrative Agent nor any of its Affiliates or Representatives will be liable for any action taken or omitted to be taken by it or them under the Credit Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Credit Documents or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct), and neither Administrative Agent nor any of its Affiliates or Representatives has a fiduciary relationship with any Lender by virtue of the Credit Documents (but nothing in this agreement negates the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

             (b) Indemnity. Unless indemnified to its satisfaction against loss, cost, liability, and expense, Administrative Agent may not be compelled to do any act under the Credit Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Credit Documents. If Administrative Agent requests instructions from Lenders, or Required Lenders, as the case may be, with respect to any act or action in connection with any Credit Document, Administrative Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may Administrative Agent or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any right of action against Administrative Agent as a result of Administrative Agent's acting or refraining from acting under this agreement in accordance with instructions of Required Lenders.

             (c) Reliance. Administrative Agent is not responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent in respect of, (i) the creditworthiness of any Company and the risks involved to that Lender,
     (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Credit Document (except by Administrative Agent),
     (iii) any representation, warranty, document, certificate, report, or statement made therein (except by Administrative Agent) or furnished thereunder or in connection therewith, (iv) the adequacy of any collateral now or hereafter securing the Obligation or the existence, priority, or perfection of any Lien now or hereafter granted or purported to be granted on the collateral under any Credit Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Credit Document on the part of any Company. EACH LENDER AGREES TO INDEMNIFY ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER'S COMMITMENT PERCENTAGE OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE CREDIT DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE CREDIT DOCUMENTS IF ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY ANY COMPANY. ALTHOUGH ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES TO NOT HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

     13.6 Event of Default. While an Event of Default exists, Lenders agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders. Administrative Agent is entitled to act or refrain from taking any action (without incurring any liability to any Person for so acting or refraining) unless and until it has received instructions from Required Lenders. In actions with respect to any Company's property, Administrative Agent is acting for the ratable benefit of each Lender.

     13.7 Limitation of Liability. No Lender or any Participant will incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and neither Administrative Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender or any Participant.

     13.8 Relationship of Lenders. The Credit Documents do not create a partnership or joint venture among Administrative Agent and Lenders or among Lenders.

     13.9 Co-Agents. Certain Lenders are named on the cover page and in the introductory paragraph of this agreement as "Co-Agents." None of them, in that capacity, assumes any responsibility or obligation under this agreement for syndication, servicing, enforcement, or collection of any of the Obligation, nor any other duties, as agents for Lenders.

     13.10 Benefits of Agreement. None of the provisions of this Section 13 inure to the benefit of any Company or any other Person except Administrative Agent and Lenders. Therefore, no Company or any other Person is responsible or liable for, entitled to rely upon, or entitled to raise as a defense, in any manner whatsoever, the failure of Administrative Agent or any Lender to comply with these provisions.

SECTION 14   MISCELLANEOUS.

     14.1 Nonbusiness Days. Any payment or action that is due under any Credit Document on a non-Business Day may be delayed until the next-succeeding Business Day (but interest accrues on any payment until it is made). However, if the payment concerns a Eurodollar-Rate Borrowing and if the next-succeeding Business Day is in the next calendar month, then that payment must be made on the next-preceding Business Day.

     14.2 Communications. Unless otherwise specified, any communication from one party to another under any Credit Document must be in writing (which may be by fax) to be effective and is deemed given (a) in respect of Borrowing Requests, Conversion Notices, requests for Swing Borrowings, Competitive-Bid Requests, and Competitive Bids, only when actually received by Administrative Agent or Swing Lender, as the case may be, or (b) otherwise
(i) if by fax, when transmitted to the appropriate fax number (which, without affecting the date when deemed given, must be promptly confirmed by telephone), (ii) if by mail, on the third

Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, and deposited in the appropriate official postal service, or
(iii) if by any other means, when actually delivered. Until changed by notice under this agreement, the address, fax number, and telephone number for Borrower and Administrative Agent are stated beside their respective signatures to this agreement and for each Lender are stated beside its name on Schedule 2.

     14.3 Form and Number. The form, substance, and number of counterparts of each writing to be furnished under this agreement must be satisfactory to Administrative Agent and its special counsel.

     14.4 Exceptions. An exception to any Credit Document covenant or agreement does not permit violation of any other Credit Document covenant or agreement.

     14.5 Survival. All Credit Document provisions survive all closings and are not affected by any investigation by any party.

     14.6 Governing Law. Unless otherwise specified, each Credit Document must be construed, and its performance enforced, under the Legal Requirements of the State of Texas and the United States of America.

     14.7 Invalid Provisions. If any provision of a Credit Document is judicially determined to be unenforceable, then all other provisions of it remain enforceable. If the provision determined to be unenforceable is a material part of that Credit Document, then, to the extent lawful, it shall be replaced by a judicially-construed provision that is enforceable but otherwise as similar in substance and content to the original provision as the context of it reasonably allows.

     14.8    Amendments, Supplements, Waivers, Consents, and Conflicts.

             (a) All Lenders. Any amendment or supplement to, or waiver or consent under, any Credit Document that purports to accomplish any of the following must be by a writing executed by Borrower and executed (or approved in writing, as the case may be) by all Lenders: (i) Extends the due date for, decreases the amount or rate of calculation of, or waives the late or non-payment of, any scheduled payment or mandatory prepayment of principal or interest of any of the Obligation or any fees payable ratably to Lenders under the Credit Documents, except, in each case, any adjustments or reductions that are contemplated by any Credit Document; (ii) changes the definition of "Commitment," "Commitment Percentage," "Default Percentage," or "Required Lenders"; (iii) increases any part of any Lender's Commitment; (iv) waives the requirement that a Guaranty be executed and delivered in substantially the form required or waives compliance with, materially amends, or fully or partially releases any Guaranty, except, in each case, as expressly provided by any Credit Document or as a result of a merger, consolidation, or dissolution expressly permitted in the Credit Documents; or (v) changes this clause (a) or any other matter specifically requiring the consent of all Lenders under any Credit Document.

             (b) Administrative Agent or Swing Lender. Any amendment or supplement to, or waiver or consent under, any Credit Document that purports to accomplish any of the following must be by a writing executed by Borrower and executed (or approved in writing, as the case may be) by Administrative Agent or Swing Lender, as the case may be:
     (i) Extends the due date for, decreases the amount or rate of calculation of, or waives the late or non-payment of, any fees payable to that Administrative Agent or Swing Lender under any Credit Document, except, in each case, any adjustments or reductions that are contemplated by any Credit Document; (ii) increases Administrative Agent's or Swing Lender's, as the case may be, obligations beyond its commitments under any Credit Document; or (iii) changes this clause (b) or any other matter specifically requiring the consent of Administrative Agent or Swing Lender, as the case may be, under any Credit Document.

             (c) Required Lenders. Except as specified above (i) the provisions of this agreement may be amended and supplemented, and waivers and consents under it may be given, in writing executed by Borrower and Required Lenders and otherwise supplemented only by documents delivered in accordance with the express terms of this agreement, and (ii) each other Credit Document may only be amended and supplemented, and waivers and consents under it may be given, in a writing executed by the parties to that Credit Document that is also executed or approved by Required Lenders and otherwise supplemented only by documents delivered in accordance with the express terms of that other Credit Document.

             (d) Waivers. No course of dealing or any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender under any Credit Document operates as a waiver of that Right. A waiver must be in writing and signed by the parties otherwise required by this Section 14.8 to be effective and will be effective only in the specific instance and for the specific purpose for which it is given.

             (e) Conflicts. Although this agreement and other Credit Documents may contain additional and different terms and provisions, any conflict or ambiguity between the express terms and provisions of this agreement and express terms and provisions in any other Credit Document is controlled by the express terms and provisions of this agreement.

     14.9 Counterparts. Any Credit Document may be executed in a number of identical counterparts (including, at Administrative Agent's discretion, counterparts or signature pages executed and transmitted by fax) with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. Certain parties to this agreement may execute multiple signature pages to this agreement as well as one or more complete counterparts of it, and Borrower and Administrative Agent are authorized to execute, where applicable, those separate signature pages and insert them, along with signature pages of other parties to this agreement, into one or more complete counterparts of this agreement that contain signatures of all parties to it.

     14.10   Parties.

             (a) Parties and Beneficiaries. Each Credit Document binds and inures to the parties to it and each of their respective successors and permitted assigns. Only those Persons may rely upon or raise any defense to this agreement. No Company may assign or transfer any Rights or obligations under any Credit Document without first obtaining all Lenders' consent, and any purported assignment or transfer without all Lenders' consent is void. No Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation except as permitted by clauses (c) or (d) below, neither of which provisions permit any Lender to transfer, pledge, assign, sell any participation in, or otherwise encumber any of its portion of the Obligation for consideration that, directly or indirectly, reflects a discount from face value (i.e., full principal amount involved plus accrued and unpaid interest and fees related to it) without first having offered that transfer, pledge, assignment, participation, or encumbrance to all other Lenders ratably according to their Commitment Percentages or Default Percentages, as the case may be.

             (b) Relationship of Parties. The relationship between each Lender and each applicable Company is that of creditor/secured party and obligor, respectively. Financial covenant and reporting provisions in the Credit Documents are intended solely for the benefit of each Lender to protect its interest as a creditor/secured party. Nothing in the Credit Documents may be construed as (i) permitting or obligating any Lender to act as a financial or business advisor or consultant to any Company, (ii) permitting or obligating any Lender to control any Company or conduct its operations, (iii) creating any fiduciary obligation of any Lender to any Company, or (iv) creating any joint venture, agency, or other relationship between the parties except as expressly specified in the Credit Documents.

             (c) Participations. Any Lender may (subject to the provisions of this section, in accordance with applicable Legal Requirement, in the ordinary course of its business, and at any time) sell to one or more Persons (each a "Participant") participating interests in its portion of the Obligation. The selling Lender remains a "Lender" under the Credit Documents, the Participant does not become a "Lender" under the Credit Documents, and the selling Lender's obligations under the Credit Documents remain unchanged. The selling Lender remains solely responsible for the performance of its obligations and remains the holder of its share of the Principal Debt for all purposes under the Credit Documents. Borrower and Administrative Agent shall continue to deal solely and directly with the selling Lender in connection with that Lender's Rights and obligations under the Credit Documents, and each Lender must retain the sole right and responsibility to enforce due obligations of the Companies. Participants have no Rights under the Credit Documents except as provided below. Subject to the following, each Lender may obtain (on behalf of its Participants) the benefits of
     Section 3 with respect to all participations in its part of the Obligation outstanding from time to time so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to that Lender under Section 3 calculated as though no participations have been made. No Lender may sell any participating interest under which the Participant has any Rights to approve any amendment, modification, or waiver of any Credit Document except as to matters in Section 14.8(a)(i).

             (d) Assignments. Each Lender may make assignments to the Federal Reserve Bank. Each Lender may also assign to one or more assignees (each an "Assignee") all or any part of its Rights and obligations under the Credit Documents so long as (i) the assignor Lender and Assignee execute and deliver to Administrative Agent and Borrower for their consent and acceptance (that may not be unreasonably withheld in any instance, is not required if the Assignee is an Affiliate of the assigning Lender, and is not required by Borrower if an Event of Default exists) an assignment and assumption agreement in substantially the form of Exhibit F (an "Assignment") and pay to Administrative Agent a processing fee of $3,500, (ii) the assignment must be for a minimum total Commitment of $10,000,000 and, if the assigning Lender retains any Commitment, it must be a minimum total Commitment of $10,000,000, (iii) the assignment may not cover any Competitive-Bid Borrowings; and (iv) the conditions for that assignment set forth in the applicable Assignment are satisfied. The Effective Date in each Assignment must (unless a shorter period is agreeable to Borrower and Administrative Agent) be at least five Business Days after it is executed and delivered by the assignor Lender and the Assignee to Administrative Agent and Borrower for acceptance. Once that Assignment is accepted by Administrative Agent and Borrower, and subject to all of the following occurring, then, on and after the Effective Date stated in it (i) the Assignee automatically becomes a party to this agreement and, to the extent provided in that Assignment, has the Rights and obligations of a Lender under the Credit Documents, (ii) the assignor Lender, to the extent provided in that Assignment, is released from its obligations to fund Borrowings under this agreement and its reimbursement obligations under this agreement and, in the case of an Assignment covering all of the remaining portion of the assignor Lender's Rights and obligations under the Credit Documents, that Lender ceases to be a party to the Credit Documents, (iii) Borrower shall execute and deliver to the assignor Lender and the Assignee the appropriate Notes in accordance with this agreement following the transfer, (iv) upon delivery of the Notes under clause (iii) preceding, the assignor Lender shall return to Borrower all Notes previously delivered to that Lender under this agreement, and (v) Schedule 2 is automatically deemed to be amended to reflect the name, address, telecopy number, and Commitment of the Assignee and the remaining Commitment (if any) of the assignor Lender, and Administrative Agent shall prepare and circulate to Borrower and Lenders an amended Schedule 2 reflecting those changes. Notwithstanding the foregoing, no Assignee may be recognized as a party to the Credit Documents (and the assigning Lender shall continue to be treated for all purposes as the party to the Credit Documents) with respect to the Rights and obligations assigned to that Assignee until the actions described in clauses (iii) and (iv) have occurred. The Obligation is registered on the books of Borrower as to both principal and any stated interest, and transfers of (as opposed to participations in) principal and interest of the Obligation may only be made in accordance with this section.

     14.11 Venue, Service of Process, and Jury Trial. BORROWER AND (PURSUANT TO ITS GUARANTY) EACH OTHER COMPANY, IN EACH CASE FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS IN TEXAS, (B) WAIVES, TO THE FULLEST EXTENT LAWFUL, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH ANY CREDIT DOCUMENT AND THE OBLIGATION BROUGHT IN THE DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, (C) WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE FOREGOING COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES OF THAT PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND DELIVERY, OR BY DELIVERY BY A NATIONALLY-RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS FOR PURPOSES OF THIS AGREEMENT, (E) AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY CREDIT DOCUMENT ARISING OUT OF OR IN CONNECTION WITH THE CREDIT DOCUMENTS OR THE OBLIGATION MAY BE BROUGHT IN ONE OF THE FOREGOING COURTS, AND (F) WAIVES TO THE FULLEST EXTENT PERMITTED BY GOVERNMENTAL REQUIREMENT, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY CREDIT DOCUMENT. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. BORROWER AND (PURSUANT TO ITS GUARANTY) EACH OTHER COMPANY ACKNOWLEDGES THAT THESE WAIVERS ARE A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT'S AND EACH LENDER'S AGREEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT ADMINISTRATIVE AGENT AND EACH LENDER HAS ALREADY RELIED ON THESE WAIVERS IN ENTERING INTO THIS AGREEMENT, AND THAT ADMINISTRATIVE AGENT AND EACH LENDER WILL CONTINUE TO RELY ON EACH OF THESE WAIVERS IN RELATED FUTURE DEALINGS. BORROWER AND (PURSUANT TO ITS GUARANTY) EACH OTHER RESTRICTED COMPANY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THESE WAIVERS WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY AGREES TO EACH WAIVER FOLLOWING CONSULTATION WITH LEGAL COUNSEL. The waivers in this section are irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, extensions, amendments, modifications, or replacements in respect of the applicable Credit Document. In connection with any Litigation, this agreement may be filed as a written consent to a trial by the court.

     14.12 Entirety. THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER, LENDERS, AND ADMINISTRATIVE AGENT WITH RESPECT TO THEIR SUBJECT MATTER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                   Remainder of page intentionally blank.
                           Signature pages follow.

     EXECUTED as of the date first stated in this Credit Agreement.


Charles L. Horn                        PIER 1 IMPORTS, INC., as Borrower
Treasurer
Pier 1 Imports, Inc.
301 Commerce Street, Suite 600         By /s/ Stephen F. Mangum
Fort Worth, TX 76102                      -----------------------------------
Phone: 817-878-8030                       Stephen F. Mangum, Senior Vice
Fax:   817-878-7881                       President and Chief Financial
                                          Officer

Todd Shipley                           NATIONSBANK, N.A., as Administrative
Senior Vice President                  Agent and a Lender
NationsBank, N.A.
901 Main Street, 67th Floor
Dallas, TX 75202                       By /s/ Todd Shipley
Phone: 214-508-0907                       -----------------------------------
Fax:   214-508-0980                       Todd Shipley, Senior Vice President


BANK ONE, TEXAS, N.A., as a            WELLS FARGO BANK (TEXAS), NATIONAL
Co-Agent and a Lender                  ASSOCIATION, as a Co-Agent and a
                                       Lender


By /s/ David E. Williams               By /s/ Susan B. Sheffield
   ---------------------------------   --------------------------------------
   David E. Williams, Vice President   Susan B. Sheffield, Vice President


THE BANK OF TOKYO-MITSUBISHI, LTD.,    CHASE BANK OF TEXAS, NATIONAL
as a Lender                            ASSOCIATION, as a Lender


By /s/ John M. Mearns                  By /s/ B. B. Wuthrich
   --------------------------             -----------------------------------
   John M. Mearns, Vice President         B.B. Wuthrich, Vice President


FLEET NATIONAL BANK, as a Lender       CREDIT LYONNAIS, NEW YORK BRANCH,
                                       as a Lender


By /s/ Thomas J. Ballard               By /s/ Robert Ivosevich
   ----------------------------          -----------------------------------
   Thomas Bullard, Vice President         Robert Ivosevich, Senior Vice
                                          President

                               Signature Page

                                SCHEDULE 1.1

                              FISCAL-MONTH ENDS

Fiscal Year - 99         Fiscal Year - 01         Fiscal Year - 03
----------------         ----------------         ----------------
April 4, 1998            April 1, 2000            April 6, 2002
May 2, 1998              April 29, 2000           May 4, 2002
May 30, 1998*            May 27, 2000*            June 1, 2002*
July 4, 1998             July 1, 2000             July 6, 2002
August 1, 1998           July 29, 2000            August 3, 2002
August 29, 1998*         August 26, 2000*         August 31, 2002*
October 3, 1998          September 30, 2000       October 5, 2002
October 31, 1998         October 28, 2000         November 2, 2002
November 28, 1998*       November 25, 2000*       November 30, 2002*
January 2, 1999          December 30, 2000        January 4, 2003
January 30, 1999         January 27, 2001         February 1, 2003
February 27, 1999*       March 3, 2001*           March 1, 2003*

Fiscal Year - 00         Fiscal Year - 02
----------------         ----------------
April 3, 1999            April 7, 2001
May 1, 1999              May 5, 2001
May 29, 1999*            June 2, 2001*
July 3, 1999             July 7, 2001
July 31, 1999            August 4, 2001
August 28, 1999*         September 1, 2001*
October 2, 1999          October 6, 2001
October 30, 1999         November 3, 2001
November 27, 1999*       December 1, 2001*
January 1, 2000          January 5, 2002
January 29, 2000         February 2, 2002
February 26, 2000*       March 2, 2002*



---------------------
*Fiscal-quarter ends.

                                 SCHEDULE 2

                           LENDERS AND COMMITMENTS

                                                                 Commitment
          Lender                         Commitment              Percentage
---------------------------------        ----------              ----------

NationsBank, N.A.                        $25,000,000                 20%
901 Main Street, 67th Floor
Dallas, TX 75202
Attn:     Todd Shipley
          Senior Vice President
Phone:    (214) 508-0907
Fax:      (214) 508-0980
-----------------------------------------------------------------------------
Bank One, Texas, N.A.                     22,500,000                 18%
500 Throckmorton Street
Fort Worth, TX 76102
Attn:     David E. Williams
          Vice President
Phone:    817-884-4281
Fax:      817-884-5697
-----------------------------------------------------------------------------
Wells Fargo Bank (Texas) National         22,500,000                 18%
Association
Commercial Banking Group
505 Main Street, Suite 300
Fort Worth, TX 76102
Attn:     Susan B. Sheffield
          Vice President
Phone:    817-347-0022
Fax:      817-347-0010
-----------------------------------------------------------------------------
The Bank of Tokyo-Mitsubishi, Ltd.        15,000,000                 12%
2001 Ross Avenue, Suite 3150
Dallas, TX 75201
Attn:     John M. Mearns
          Vice President
Phone:    214-954-1200x104
Fax:      214-954-1007
-----------------------------------------------------------------------------
Chase Bank of Texas, National             15,000,000                 12%
Association
201 Main Street, 3rd Floor
Fort Worth, TX 76102
Attn:     B.B. Wuthrich
          Vice President
Phone:    817-878-7509
Fax:      817-878-7591
-----------------------------------------------------------------------------
Fleet National Bank                       15,000,000                 12%
MADFDO71
One Federal Street
Boston, MA 02110
Attn:     Thomas Bullard
          Vice President
Phone:    617-346-0146
Fax:      617-346-0689
-----------------------------------------------------------------------------
Credit Lyonnais New York Branch           10,000,000                  8%
2200 Ross Avenue, Suite 4400 West
Dallas, TX 75201
Attn:     Robert Smith
          Vice President
Phone:    214-220-2311
Fax:      214-220-2323
-----------------------------------------------------------------------------
Total Commitments                        $125,000,00                100%
=============================================================================

                                 SCHEDULE 6

                              CLOSING DOCUMENTS

                Unless otherwise specified, all dated either
                November 12, 1998 (which is the Closing Date)
                  or a date no earlier than 30 days before
                    the Closing Date (a "Current Date").


H&B       [1.]   CREDIT AGREEMENT (the "Credit Agreement") dated as of
                 November 12, 1998, between PIER 1 IMPORTS, INC., a Delaware corporation ("Borrower"), certain Lenders, NATIONSBANK,
                 N.A., as Administrative Agent (the defined terms in which
                 have the same meanings when used in this schedule),
                 accompanied by:

                      Schedule 1.1   -    Fiscal-Month Ends
                      Schedule 2     -    Lenders and Commitments
                      Schedule 6     -    Closing Documents
                      Schedule 7.2   -    Companies
                      Schedule 9.3   -    Existing Liens
                      Exhibit A-1    -    Ratable Note
                      Exhibit A-2    -    Swing Note
                      Exhibit A-3    -    Master Competitive-Bid Note
                      Exhibit B      -    Guaranty
                      Exhibit C-1    -    Borrowing Request
                      Exhibit C-2    -    Conversion Notice
                      Exhibit C-3    -    Competitive-Bid Request
                      Exhibit C-4    -    Notice of Competitive-Bid Request
                      Exhibit C-5    -    Competitive Bid
                      Exhibit D      -    Compliance Certificate
                      Exhibit E      -    Opinion of Counsel to Companies
                      Exhibit F      -    Assignment and Assumption Agreement

H&B       [2.]   RATABLE NOTES dated the Closing Date, executed by Borrower, substantially in the form of Exhibit A-1 to the Credit
                 Agreement, one payable to each Lender in the stated principal amount beside its name below:

                                   Lender                          Amount
                 ==========================================================
                 NationsBank, N.A.                              $25,000,000

                 Bank One, Texas, N.A.                           22,500,000

                 Wells Fargo Bank (Texas) National Association   22,500,000

                 The Bank of Tokyo-Mitsubishi, Ltd.              15,000,000

                 Chase Bank of Texas, National Association       15,000,000

                 Fleet National Bank                             15,000,000

                 Credit Lyonnais New York Branch                 10,000,000
                 ==========================================================
                 Total                                         $125,000,000
                 ==========================================================

H&B       [3.]   SWING NOTE dated the Closing Date, executed by Borrower,
                 substantially in the form of Exhibit A-2 to the Credit
                 Agreement, payable to NationsBank, N.A., as Swing Lender, in the stated principal amount of $10,000,000.

H&B       [4.]   MASTER COMPETITIVE-BID NOTES dated the Closing Date,
                 executed by Borrower, substantially in the form of Exhibit
                 A-3 to the Credit Agreement, one payable to each Lender: in the stated principal amount beside its name below:

                                   Lender                          Amount
                 ==========================================================
                 NationsBank, N.A.                              $25,000,000

                 Bank One, Texas, N.A.                           22,500,000

                 Wells Fargo Bank (Texas) National Association   22,500,000

                 The Bank of Tokyo-Mitsubishi, Ltd.              15,000,000

                 Chase Bank of Texas, National Association       15,000,000

                 Fleet National Bank                             15,000,000

                 Credit Lyonnais New York Branch                 10,000,000
                 ==========================================================
                 Total                                         $125,000,000
                 ==========================================================

H&B       [5.]   GUARANTY dated as of the Closing Date, in substantially the form of Exhibit B to the Credit Agreement, and executed by each of the following Restricted Companies ("Guarantors"):


                                   Guarantor
                            ============================
                            Pier 1 Assets, Inc.

                            Pier 1 Licensing, Inc.

                            Pier 1 Holdings, Inc.

                            Pier 1 Imports (U.S.), Inc.

                            Pier 1 Services Company
                            ===========================

Pier 1    [6.]   BORROWING REQUEST executed and delivered by Borrower for the initial Ratable Borrowing dated either (a) two Business Days before the Closing Date if it is a Eurodollar-Rate Borrowing or (b) the Closing Date if it is a Base-Rate Borrowing.

Pier 1    [7.]   COMPETITIVE-BID REQUEST executed and delivered by Borrower for the initial Competitive-Bid Borrowings on the Closing
                 Date, if any, dated either (a) five Business Days before the Closing Date if it is a Eurodollar-Rate Borrowing or (b) one
                 Business Day before the Closing Date if it is a Base-Rate
                 Borrowing.

H&B       [8.]   UP-FRONT FEE AGREEMENT dated as of the Closing Date,
                 executed by Borrower and Administrative Agent with respect to the fee payable under Section 4.4 of the Credit
                 Agreement.

Pier 1    [9.]   EVIDENCE satisfactory to Administrative Agent of the payment of all fees under Section 4 of the Credit Agreement due on or before the Closing Date.

Pier 1    [10.]  EVIDENCE satisfactory to Administrative Agent that the
                 Refinanced Credit Agreement has been paid in full and terminated and all other Debt to be repaid on the Closing
                 Date has been paid in full.

Borrower  [11.]  COMPLIANCE CERTIFICATE dated as of the Closing Date, executed and delivered by Borrower.

          12. CORPORATE CHARTER for Borrower certified as of October 26, 1998 by the Delaware Secretary of State.

KH&H      [13.]  OFFICER'S CERTIFICATE for Borrower dated as of the Closing
                 Date, executed by its Secretary as to resolutions of its
                 directors authorizing the Credit Documents and the
                 transactions contemplated therein, the incumbency and
                 signatures of its officers, its bylaws, and its corporate
                 charter, accompanied by:

                                   Annex A -     Resolutions
                                   Annex B -     Bylaws
                                   Annex C -     Charter

          14. CORPORATE CHARTER for Pier 1 Assets, Inc., certified as of October 23, 1998, by the Delaware Secretary of State.

KH&H      [15.]  OFFICER'S CERTIFICATE for Pier 1 Assets, Inc., dated as of the Closing Date, executed by its Secretary as to
                 resolutions of its directors authorizing the Credit
                 Documents and the transactions contemplated therein, the
                 incumbency and signatures of its officers, its bylaws, and its corporate charter, accompanied by:

                                   Annex A -     Resolutions
                                   Annex B -     Bylaws
                                   Annex C -     Charter

          16. CORPORATE CHARTER for Pier 1 Licensing, Inc., certified as of October 26, 1998, by the Delaware Secretary of State.

KH&H      [17.]  OFFICER'S CERTIFICATE for Pier 1 Licensing, Inc., dated as of the Closing Date, executed by its Secretary as to
                 resolutions of its directors authorizing the Credit
                 Documents and the transactions contemplated therein, the
                 incumbency and signatures of its officers, its bylaws, and its corporate charter, accompanied by:

                                   Annex A -     Resolutions
                                   Annex B -     Bylaws
                                   Annex C -     Charter

          18. CORPORATE CHARTER for Pier 1 Holdings, Inc., certified as of October 23, 1998, by the Delaware Secretary of State.

KH&H      [19.]  OFFICER'S CERTIFICATE for Pier 1 Holdings, Inc., dated as of the Closing Date, executed by its Secretary as to
                 resolutions of its directors authorizing the Credit
                 Documents and the transactions contemplated therein, the
                 incumbency and signatures of its officers, its bylaws, and its corporate charter, accompanied by:

                                   Annex A -     Resolutions
                                   Annex B -     Bylaws
                                   Annex C -     Charter

          20. CORPORATE CHARTER for Pier 1 Imports (U.S.), Inc., certified as of October 26, 1998, by the Delaware Secretary of State.

KH&H      [21.]  OFFICER'S CERTIFICATE for Pier 1 Imports (U.S.), Inc., dated as of the Closing Date, executed by its Secretary as to
                 resolutions of its directors authorizing the Credit
                 Documents and the transactions contemplated therein, the
                 incumbency and signatures of its officers, its bylaws, and its corporate charter, accompanied by:

                                   Annex A -     Resolutions
                                   Annex B -     Bylaws
                                   Annex C -     Charter

KH&H      [22.]  CERTIFICATE OF TRUST for Pier 1 Services Company certified as of a Current Date by the Delaware Secretary of State.

KH&H      [23.]  CERTIFICATE OF TRUSTEE for Pier 1 Services Company, dated as of the Closing Date, executed by one of its Trustees as to resolutions adopted by its Trustees authorizing the Credit
                 Documents and the transactions contemplated therein, the
                 incumbency and signatures of its Trustees, and its governing instrument, accompanied by:

                                   Annex A -     Resolutions
                                   Annex B -     Governing Instrument

KH&H      [24.]  CERTIFICATES OF EXISTENCE, AUTHORITY, AND GOOD STANDING OR
                 SIMILAR STATUS for the following Companies and jurisdictions as of the following dates:

                      Company             Jurisdiction      Date/Comments

                 Pier 1 Imports, Inc.     Delaware           10/23/98
                                          Texas        10/26/98 and 10/23/98

                 Pier 1 Assets, Inc.      Delaware           10/23/98

                 Pier 1 Licensing, Inc.   Delaware           10/23/98
                                          Texas        10/26/98 and 10/23/98

                 Pier 1 Holdings, Inc.    Delaware           10/23/89
                                          Texas        10/26/98 and 10/23/98

                 Pier 1 Services Company  Delaware             KH&H

KH&H      [25.]  OPINION dated as of the Closing Date, of the law firm of
                 Kelly, Hart & Hallman, of Fort Worth, Texas, as counsel to
                 Borrower and Guarantors, addressed to Administrative Agent and Lenders, covering the matters described Exhibit E to the Credit Agreement, and otherwise in form and substance satisfactory to Administrative Agent and its special counsel.

          26. Such other documents and items as Administrative Agent may reasonably request.

------------------
[ ] indicate items not complete at the time this version of this schedule was prepared, along with the initials of the party or counsel responsible for them.

                                SCHEDULE 7.2

                                  COMPANIES

  Company       Restricted Incorporated   Qualified to    Shareholder(s)
                 Company                     to do         (100% Unless
                                            Business     Otherwise Noted)
                                            as Foreign
                                           corporation

Pier 1             Yes     Delaware       Texas          Publicly held
Imports, Inc.

Pier 1 Assets,     Yes     Delaware       None           Pier 1 Imports, Inc.
Inc.

Pier 1             No      (national      [       ]      Pier 1 Assets, Inc.
National Bank              banking
                           association)

Pier 1             Yes     Delaware       Texas          Pier 1 Assets, Inc.
Licensing,
Inc.

Pier 1             Yes     Delaware       Texas          Pier 1 Licensing,
Holdings, Inc.                                           Inc.

Pier 1             Yes     Delaware       None           Pier 1 Holdings,
Services                   (business                     Inc.
Company                    trust)

Pier 1 Imports     Yes     Delaware       Alabama,       Pier 1 Licensing,
(U.S.), Inc.                              Arizona,       Inc.
                                          Arkansas,
                                          California,
                                          Colorado,
                                          Connecticut,
                                          Florida,
                                          Georgia,
                                          Idaho,
                                          Illinois,
                                          Indiana,
                                          Iowa,
                                          Kansas
                                          Kentucky,
                                          Louisiana,
                                          Maryland,
                                          Massachusetts,
                                          Michigan,
                                          Minnesota,
                                          Mississippi,
                                          Missouri,
                                          Montana,
                                          Nebraska,
                                          Nevada,
                                          New Hampshire,
                                          New Jersey,
                                          New Mexico,
                                          New York,
                                          North Carolina,
                                          North Dakota,
                                          Ohio,
                                          Oklahoma,
                                          Oregon,
                                          Pennsylvania,
                                          Rhode Island
                                          South Carolina,
                                          South Dakota,
                                          Tennessee,
                                          Texas,
                                          Utah,
                                          Virginia,
                                          Washington,
                                          West Virginia,
                                          Wisconsin,
                                          Wyoming

Pier 1             No      Delaware       [       ]      Pier 1 Imports
Funding, Inc.                                            (U.S.), Inc.

Pier Lease,        No      Delaware       [       ]      Pier 1 Imports
Inc.                                                     (U.S.), Inc.

Pier-SNG, Inc.     No      Delaware       [       ]      Pier 1 Imports
                                                         (U.S.), Inc.

PIR Trading,       No      Delaware       [       ]      Pier 1 Imports
Inc.                                                     (U.S.), Inc.

Pier               No      Hong Kong      [       ]      PIR Trading, Inc.
International
Limited

Pier Alliance      No      Bermuda        [       ]      Pier International
Ltd.                                                     Limited

The Pier           No      United         [       ]      PIR Trading,
Retail Group               Kingdom                       Inc.(90%)
Limited                                                  Alison Richards(10%)

The Pier           No      United         [       ]      The Pier Retail
(Retail)                   Kingdom                       Group Limited
Limited

Pier Direct        No      United         [       ]      The Pier (Retail)
Limited                                                  Limited

Pier-FTW,          No      Delaware       [       ]      Pier 1 Imports
Inc.                                                     (U.S.), Inc.

Pacific            No      Texas          [       ]      Pier 1 Imports
Industrial                                               (U.S.), Inc.
Properties,
Inc.

Pier Group,        No      Delaware       [       ]      Pier 1 Imports
Inc.                                                     (U.S.), Inc.

                                SCHEDULE 9.3

                               EXISTING LIENS

Fixed and floating charges on all or substantially all of the present and future assets of The Pier (Retail) Limited.

                                 EXHIBIT A-1

                                RATABLE NOTE


$[                  ]                                       November 12, 1998



     FOR VALUE RECEIVED, PIER 1 IMPORTS, INC., a Delaware corporation
("Maker"), promises to pay to the order of [                              ]
("Payee"), that portion of the principal amount of $[            ] that may
from time to time be disbursed and outstanding under this note, together with interest.

     This note is a "Ratable Note" under the Credit Agreement (as renewed, extended, amended, or restated, the "Credit Agreement") dated as of November 12, 1998, between Maker, Payee, certain other Lenders, and NationsBank, N.A., as Administrative Agent for Lenders. All of the terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this note.

     This note incorporates by reference the principal and interest payment terms in the Credit Agreement for this note, including, without limitation, the final maturity date for this note, which is the Actual-Termination Date. Principal and interest are payable to the holder of this note through Administrative Agent at its offices or at any other address of which Administrative Agent may notify Maker in writing.

     This note also incorporates by reference all other provisions in the Credit Agreement applicable to this note such as provisions for disbursement of principal, applicable interest rates before and after an Event of Default, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorney's fees, courts costs, and other costs of collection, certain waivers by Maker and other obligors, assurances and security, choice of Texas and United States federal law, usury savings, and other matters applicable to Credit Document under the Credit Agreement.


                                   PIER 1 IMPORTS, INC., as Maker



                                   By   [                                   ]
                                        Stephen F. Mangum, Vice President and
                                        Chief Financial Officer

                                 EXHIBIT A-2

                                 SWING NOTE


$10,000,000                                                 November 12, 1998


     FOR VALUE RECEIVED, PIER 1 IMPORTS, INC., a Delaware corporation ("Maker"), promises to pay to the order of NATIONSBANK, N.A. ("Payee"), that portion of the principal amount of $10,000,000 that may from time to time be disbursed and outstanding under this note, together with interest.

     This note is the "Swing Note" under the Credit Agreement (as renewed, extended, amended, or restated, the "Credit Agreement") dated as of November 12, 1998, between Maker, certain Lenders, and Payee, as Administrative Agent for Lenders. All of the terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this note.

     This note incorporates by reference the principal and interest payment terms in the Credit Agreement for this note, including, without limitation, the final maturity date for this note, which is the Actual-Termination Date. Principal and interest are payable to Payee at its offices, or at any other address of which Payee may notify Maker in writing.

     This note also incorporates by reference all other provisions in the Credit Agreement applicable to this note, such as provisions for disbursement of principal, applicable interest rates before and after an Event of Default, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorney's fees, courts costs, and other costs of collection, certain waivers by Maker and other obligors, assurances and security, choice of Texas and United States federal law, usury savings, and other matters applicable to Credit Document under the Credit Agreement.


                                   PIER 1 IMPORTS, INC., as Maker



                                   By   [                                   ]
                                        Stephen F. Mangum, Vice President and
                                        Chief Financial Officer

                                 EXHIBIT A-3

                         MASTER-COMPETITIVE-BID NOTE


$[                  ]                                       November 12, 1998


     FOR VALUE RECEIVED, PIER 1 IMPORTS, INC., a Delaware corporation
("Maker"), promises to pay to the order of [                           ]
("Payee"):

          (1) on the last day of the Interest Period for any Competitive-Bid Borrowing disbursed by Payee to Borrower under the Credit Agreement, which Interest Period ends before the Actual-Termination Date, the aggregate principal amount of that Competitive-Bid Borrowing outstanding and unpaid on that last day of that Interest Period (together with accrued and unpaid interest thereon); and

          (2) on the Actual-Termination Date, the aggregate principal amount of all Competitive-Bid Borrowings disbursed by Payee to Borrower under and outstanding and unpaid on the Actual-Termination Date (together with accrued and unpaid interest thereon).

     This note is a "Competitive-Bid Note" under the Credit Agreement (as renewed, extended, amended, or restated, the "Credit Agreement") dated as of November 12, 1998, between Maker, Payee, certain other Lenders, and NationsBank, N.A., as Administrative Agent for Lenders. All of the terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this note.

     This note incorporates by reference the principal and interest payment terms in the Credit Agreement for this note. Principal and interest are payable to the holder of this note through Administrative Agent at its offices or at any other address of which Administrative Agent may notify Maker in writing.

     This note also incorporates by reference all other provisions in the Credit Agreement applicable to this note such as provisions for disbursement of principal, applicable interest rates before and after an Event of Default, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorney's fees, courts costs, and other costs of collection, certain waivers by Maker and other obligors, assurances and security, choice of Texas and United States federal law, usury savings, and other matters applicable to Credit Document under the Credit Agreement.

                                   PIER 1 IMPORTS, INC., as Maker



                                   By   [                                   ]
                                        Stephen F. Mangum, Vice President and
                                        Chief Financial Officer

                                  EXHIBIT B

                                  GUARANTY


     THIS GUARANTY is executed as of [             ] by [            ],
a [             ] corporation ("Guarantor"), for the benefit of NATIONSBANK,
N.A. (in its capacity as Administrative Agent for the Lenders now or in the future party to the Credit Agreement described below, "Administrative Agent").

     Pier 1 Imports, Inc., a Delaware corporation ("Borrower"), Administrative Agent, and Lenders have executed the Credit Agreement (as renewed, extended, amended, or restated, the "Credit Agreement") dated as of November 12, 1998. Guarantor is a direct or indirect wholly owned subsidiary of Borrower. The execution and delivery of this guaranty are requirements to Administrative Agent's and Lenders' execution of the Credit Agreement and other Credit Document (see Paragraph 1 below for definitions), are integral to the transactions contemplated by the Credit Document, and are conditions precedent to Lenders' obligations to make Credit Extensions under the Credit Agreement.

     ACCORDINGLY, for adequate and sufficient consideration, Guarantor jointly and severally guarantees to Administrative Agent and Lenders the prompt payment of the Guaranteed Obligation (defined below) at, and at all times after, its maturity (by acceleration or otherwise) as follows:

     1. Definitions. Terms defined in the Credit Agreement have the same meanings when used (unless otherwise defined) in this guaranty. As used in this guaranty:

     "Administrative Agent" is defined in the preamble to this guaranty and includes its successor appointed under Section 13.1 of the Credit Agreement and acting as Administrative Agent for Lenders under the Credit Document.

     "Borrower" is defined in the recitals to this guaranty and includes, without limitation, Borrower, Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for Borrower or for all or substantially all of Borrower's assets under any Debtor Law.

     "Credit Agreement" is defined in the recitals to this guaranty.

     "Guaranteed Obligation" means the Obligation, as defined in the Credit Agreement, and all present and future costs, attorneys' fees, and expenses reasonably incurred by Administrative Agent or any Lender to enforce Borrower's, Guarantor's, or any other obligor's payment of any of the Obligation, including, without limitation, all present and future amounts that would become due but for the operation of Paragraphs 502 or 506 or any other provision of Title 11 of the United States Code and all present and future accrued and unpaid interest (including, without limitation, all post-petition interest if Borrower or Guarantor voluntarily or involuntarily becomes subject to any Debtor Law).

     "Guarantor" is defined in the preamble to this guaranty.

     2. Guaranty. This is an absolute, irrevocable, and continuing guaranty, and the circumstance that at any time or from time to time the Guaranteed Obligation may be paid in full does not affect the obligation of Guarantor with respect to the Guaranteed Obligation incurred after that payment in full. This guaranty remains in effect until the Guaranteed Obligation is fully paid and performed, and all commitments to extend Borrowings under the Credit Agreement have terminated. Any holder or assignee of the Guaranteed Obligation may enforce this guaranty. Guarantor may not rescind or revoke its obligations with respect to the Guaranteed Obligation. Notwithstanding any contrary provision in this guaranty, however, Guarantor's maximum liability under this guaranty is limited, to the extent, if any, required so that its liability is not subject to avoidance under any Debtor Law.

     3. Representations and Warranties. Guarantor represents and warrants that (a) the value of the consideration received and to be received by it is reasonably worth at least as much as its liability under this guaranty, (b) its liability under this guaranty may reasonably be expected to directly or indirectly benefit it, and (c) Guarantor, after giving effect to this guaranty (i) Guarantor has assets, the aggregate fair market value of which exceeds its liabilities, (ii) Guarantor has sufficient cash flow to enable it to pay its debts as they mature, and (iii) Guarantor does not have unreasonably small capital to conduct its business.

     4. Cumulative Rights. If Guarantor becomes liable for any indebtedness owing by Borrower to Administrative Agent or any Lender, other than under this guaranty, that liability may not be in any manner impaired or affected by this guaranty. The Rights of Administrative Agent or Lenders under this guaranty are cumulative of any and all other Rights that Administrative Agent or Lenders may ever have against Guarantor. The exercise by Administrative Agent or Lenders of any Right under this guaranty or otherwise does not preclude the concurrent or subsequent exercise of any other Right.

     5. Payment Upon Demand. If an Event of Default exists, Guarantor shall, on demand and without further notice of dishonor and without any notice having been given to Guarantor previous to that demand of either the acceptance by Administrative Agent or Lenders of this guaranty or the creation or incurrence of any Guaranteed Obligation, pay the amount of the Guaranteed Obligation then due and payable to Administrative Agent and Lenders. It is not necessary for Administrative Agent or Lenders, in order to enforce that payment by Guarantor, first or contemporaneously to accelerate payment of any of the Guaranteed Obligation, to institute suit or exhaust remedies against Borrower or others liable on any Guaranteed Obligation, or to enforce Rights against any collateral securing any Guaranteed Obligation.

     6. Subordination. All principal of and interest on all indebtedness, liabilities, and obligations of Borrower to Guarantor (the "Subordinated Debt"), whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, now or in the future existing, due or to become due to Guarantor, or held or to be held by Guarantor, whether created directly or acquired by assignment or otherwise, and whether evidenced by written instrument or not, is expressly subordinated to the full and final payment of the Guaranteed Obligation. Guarantor agrees not to accept any payment of any Subordinated Debt from Borrower if an Event of Default or Potential Default exists. If Guarantor receives any payment of any Subordinated Debt in violation of these subordination provisions, then Guarantor shall hold that payment in trust for Administrative Agent and Lenders and promptly turn it over to Administrative Agent, in the form received (with any necessary endorsements), to be applied to the Guaranteed Obligation.

     7. Subrogation and Contribution. Until no Lender is obligated to extend Borrowings under the Credit Agreement and the Guaranteed Obligation has been fully paid and performed (a) Guarantor may not assert, enforce, or otherwise exercise any Right of subrogation to any of the Rights or Liens of Administrative Agent or Lenders or any other beneficiary against Borrower or any other obligor on the Guaranteed Obligation or any collateral or other security or any Right of recourse, reimbursement, subrogation, contribution, indemnification, or similar Right against Borrower or any other obligor on any Guaranteed Obligation or any guarantor of it, (b) Guarantor defers all of the foregoing Rights (whether they arise in equity, under contract, by statute, under common law, or otherwise), and (c) Guarantor defers the benefit of, and any Right to participate in, any collateral or other security given to Administrative Agent or Lenders or any other beneficiary to secure payment of any Guaranteed Obligation.

     8. No Release. Guarantor's obligations under this guaranty are not released, diminished, or impaired by the occurrence of any one or more of the following events: (a) Any taking or accepting of any other security or assurance for any Guaranteed Obligation; (b) any release, surrender, exchange, subordination, impairment, or loss of any collateral securing any Guaranteed Obligation; (c) any full or partial release of the liability of any other obligor on the Obligation; (d) the modification of, or waiver of compliance with, any terms of any other Credit Document; (e) any present or future insolvency, bankruptcy, or lack of corporate or partnership power of any other obligor at any time liable for any Guaranteed Obligation; (f) any renewal, extension, or rearrangement of any Guaranteed Obligation or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Administrative Agent or any Lender to any other obligor on any Guaranteed Obligation; (g) any neglect, delay, omission, failure, or refusal of Administrative Agent or any Lender to take or prosecute any action in connection with any Guaranteed Obligation; (h) any failure of Administrative Agent or any Lender to notify Guarantor of any renewal, extension, or assignment of any Guaranteed Obligation, or the release of any security or of any other action taken or refrained from being taken by Administrative Agent or any Lender against Borrower, or any new agreement between Administrative Agent, any Lender, and Borrower, it being understood that neither Administrative Agent nor any Lender is required to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with any Guaranteed Obligation, other than any notice specifically required to be given to Guarantor by applicable Legal Requirements or elsewhere in this guaranty; (i) the unenforceability of any Guaranteed Obligation against any other obligor because it exceeds the amount permitted by applicable Legal Requirements, the act of creating it is ultra vires, the officers creating it exceeded their authority or violated their fiduciary duties in connection with it, or otherwise; or (j) any payment of any Guaranteed Obligation to Administrative Agent or Lenders is held to constitute a preference under any Debtor Law or for any other reason Administrative Agent or any Lender is required to refund that payment or make payment to someone else (and in each such instance this guaranty shall be reinstated in an amount equal to that payment).

     9.   Waivers.   Guarantor waives:

          (a) All defenses to the enforcement of this guaranty (and Rights which may be asserted as defenses to the enforcement of this guaranty) including, but not limited to (i) any Right to revoke this guaranty with respect to future indebtedness; (ii) any Right to require Administrative Agent or Lenders to do any of the following before Guarantor is obligated to pay any Guaranteed Obligation or before Administrative Agent or Lenders may proceed against Guarantor; (A) sue or exhaust remedies against Borrower and other guarantors or obligors, (B) sue on an accrued right of action in respect of any Guaranteed Obligation or bring any other action, exercise any other right, or exhaust all other remedies, or (C) enforce rights against Borrower's assets or the collateral pledged by Borrower to secure any Guaranteed Obligation;
     (iii) any right relating to the timing, manner, or conduct of Administrative Agent's or Lenders' enforcement of rights against Borrower's assets or the collateral pledged by Borrower to secure any Guaranteed Obligation; (iv) if Guarantor and Borrower (or a third party) have each pledged assets to secure any Guaranteed Obligation, any right to require Administrative Agent and Lenders to proceed first against the other collateral before proceeding against collateral pledged by Guarantor; (v) notice that this guaranty has been accepted by Administrative Agent and Lenders and notice of any indebtedness to which this guaranty may apply; (vi) any right of Guarantor to receive notice from Administrative Agent or Lenders of changes which affect the creditworthiness of Borrower; and (vii) presentation, presentment, demand for payment, protest, notice of protest, notice of dishonor or nonpayment of any indebtedness, notice of intent to accelerate, notice of acceleration, notice of any suit or other action by Lender against Borrower, Guarantor, or any other Person and any notice to any party liable for the obligation which is the subject of the suit or action; and

          (b) Each of the foregoing rights or defenses regardless whether they arise under (i) Section 34.01 et seq. of the Texas Business and Commerce Code, as amended, (ii) Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, (iii) Rule 31 of the Texas Rules of Civil Procedure, as amended, or (iv) common law, in equity, under contract, by statute, or otherwise.

     10.  Credit Agreement Provisions.  Guarantor acknowledges that certain
(a) representations and warranties in the Credit Agreement are applicable to it and confirms that each such representation and warranty is true and correct, (b) covenants, agreements, and other provisions in the Credit Agreement (INCLUDING, WITHOUT LIMITATION, INDEMNIFICATION AND RELATED PROVISIONS IN SECTION 8.17 OF THE CREDIT AGREEMENT) are applicable to it or are imposed upon it and agrees to promptly and properly comply with or be bound by each of them, and (c) IT IRREVOCABLY CONSENTS AND APPROVES TO THE VENUE, SERVICE OF PROCESS, AND WAIVER OF JULY TRIAL PROVISIONS OF SECTION
14.11 OF THE CREDIT AGREEMENT.

     11. Reliance and Duty to Remain Informed. Guarantor confirms that it has executed and delivered this guaranty after reviewing the terms and conditions of the Credit Document and all other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this guaranty. Guarantor confirms that it has made its own independent investigation with respect to Borrower's creditworthiness and is not executing and delivering this guaranty in reliance on any representation or warranty by Administrative Agent or any Lender as to that creditworthiness. Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Borrower and any circumstances affecting Borrower's ability to perform under the Credit Document to which it is a party or any collateral securing any Guaranteed Obligation.

     12. No Reduction. The Guaranteed Obligation may not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense (except for the defense of complete and final payment of the Guaranteed Obligation) of Borrower or any other obligor against Administrative Agent or Lenders or against payment of the Guaranteed Obligation, whether that offset, claim, or defense arises in connection with the Guaranteed Obligation or otherwise and whether it arises out of failure of consideration, breach of warranty, fraud, bankruptcy, incapacity/infancy, statute of limitations, lender liability, accord and satisfaction, usury, forged signatures, mistake, impossibility, frustration of purpose, unconscionability, or otherwise.

     13. Credit Document. This guaranty is a Credit Document and is subject to the applicable provisions of Sections 1 and 14 of the Credit Agreement, all of which are incorporated into this guaranty by reference the same as if set forth in this guaranty verbatim.

     14. Communications. For purposes of Section 14.2 of the Credit Agreement, Guarantor's address and fax number are set forth beside its signature below.

     15. Amendments, Etc. No amendment, waiver, or discharge to or under this guaranty is valid unless it is in writing and is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of Section 14.8 of the Credit Agreement.

     16. ENTIRETY. THIS GUARANTY AND ANY OTHER CREDIT DOCUMENT TO WHICH GUARANTOR IS A PARTY REPRESENT THE FINAL AGREEMENT BETWEEN GUARANTOR, ADMINISTRATIVE AGENT, AND LENDERS WITH RESPECT TO THE SUBJECT MATTER OF THIS GUARANTY AND ANY SUCH OTHER CREDIT DOCUMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     17. Administrative Agent and Lenders. Administrative Agent is the Administrative Agent for each Lender under the Credit Agreement. All Rights granted to Administrative Agent under or in connection with this guaranty are for each Lender's ratable benefit. Administrative Agent may, without the joinder of any Lender, exercise any Rights in Administrative Agent's or Lenders' favor under or in connection with this guaranty. Administrative Agent's and each Lender's Rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties. However, Guarantor is not required to inquire about any such agreement or is subject to any terms of it unless Guarantor specifically joins it. Therefore, neither Guarantor nor its successors or assigns is entitled to any benefits or provisions of any such separate agreement or is entitled to rely upon or raise as a defense any party's failure or refusal to comply with the provisions of it.

     18. Parties. This guaranty benefits Administrative Agent, Lenders, and their respective successors and assigns and binds Guarantor and its successors and assigns. Upon appointment of any successor Administrative Agent under the Credit Agreement, all of the Rights of Administrative Agent under this guaranty automatically vests in that new Administrative Agent as successor Administrative Agent on behalf of Lenders without any further act, deed, conveyance, or other formality other than that appointment. The Rights of Administrative Agent and Lenders under this guaranty may be transferred with any assignment of any Guaranteed Obligation. The Credit Agreement contains provisions governing assignments of the Guaranteed Obligation and of Rights and obligations under this guaranty.

                   Remainder of page intentionally blank.
                           Signature page follows.

     EXECUTED as of the date first stated in this Subsidiary Guaranty.



[                                 ]     [                                   ]
301 Commerce Street, Suite 600          as Guarantor
Fort Worth, TX 76102
Attn:  Charles L. Horn, Treasurer
Phone: 817-878-8030                     By   [                              ]
Fax:   817-878-7881                          Stephen F. Mangum, Senior Vice
                                             President and Chief Financial
                                             Officer


       EXECUTED by Administrative Agent solely in acknowledgment of Paragraph 16 above.

                                   NATIONSBANK, N.A., as Administrative Agent


                                   By   [                                   ]
                                        Todd Shipley, Senior Vice President

                    Signature Page to Subsidiary Guaranty

                                 EXHIBIT C-1

                              BORROWING REQUEST

TO:       NationsBank, N.A.,                      DATE:[     ], 19[  ]
          as Administrative Agent

FROM:     Pier 1 Imports, Inc.,
          as Borrower
=============================================================================

     This notice is delivered under Section 2.1(b) of the Credit Agreement (as renewed, extended, and amended, the "Credit Agreement") dated as of November 12, 1998, between Borrower, Administrative Agent, and certain Lenders. Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this request.

     Borrower requests a Borrowing under Section 2.1 of the Credit Agreement as follows:

     Borrowing Date(1)                  [               ], 199[ ]

     Amount of Borrowing(2)             $[                      ]

     Type of Borrowing(3)               [                       ]

     If Eurodollar-Rate Borrowing,
     the Interest Period(4)             [                       ] months

     Borrower certifies that on the date of this request and on the above Borrowing Date (after giving effect to the requested Borrowing) (a) all of the representations and warranties in the Credit Document are and will be true and correct in all material respects (unless they speak to a specific date or the facts on which they are based have been changed by transactions contemplated or permitted by the Credit Agreement), (b) no Material-Adverse Event, Event of Default, or Potential Default exists or will exist, and (c) that the undersigned is a Responsible Officer of Borrower.

                                   PIER 1 IMPORTS, INC., as Borrower


                                   By   [                                   ]
                                        Name: [                             ]
                                        (5)Title: [                         ]

--------------------
(1) Business Day of request for Base-Rate Borrowing or at least second Business Day after request for Eurodollar-Rate Borrowing.
(2) Not less than $500,000 or a greater integral multiple of $100,000 if a Base-Rate Borrowing, and not less than $1,000,000 or a greater integral of $1,000,000 if a Eurodollar-Rate Borrowing.
(3)  Eurodollar-Rate Borrowing or Base-Rate Borrowing.
(4)  1, 2, 3, or 6 months.
(5)  Must be a Responsible Officer.

                                 EXHIBIT C-2

                            NOTICE OF CONVERSION

TO:       NationsBank, N.A.,                           DATE: [      ], 19[  ]
          as Administrative Agent

FROM:     Pier 1 Imports, Inc.,
          as Borrower
=============================================================================

     This notice is delivered under Section 3.10 of the Credit Agreement (as renewed, extended, amended, or restated, the "Credit Agreement") dated as of November 12, 1998, between Borrower, Administrative Agent, and certain Lenders. Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this notice.

     Borrower presently has a [                            ](1) Borrowing
(the "Existing Borrowing") under the Credit Agreement in the amount of
$[                                   ], which, if a Eurodollar-Rate
Borrowing, has an Interest Period of [                                ](2)
ending on [                                    ].  On [                     ]
(the "Conversion Date"), Borrower shall partially pay, continue in full or part as the same Type of Borrowing, or convert in full or part to another Type of Borrowing and (if applicable) with the Interest Period(s) designated below [check applicable boxes]:

     o    Amount to be paid, if any, $[                    ].

     o Balance to be in the following Types of Borrowings with (if applicable) the following Interest Period(s):

               ==================================================
                    Type(1)     Amount(3)    Interest Period(2)
               ==================================================
               [              $                                 ]
               [              $                                 ]
               [              $                                 ]
               [              $                                 ]
               ==================================================

     Borrower certifies that on the date of this notice and on the Conversion Date (and after giving effect to the above actions) (a) all of the representations and warranties in the Credit Document will be true and correct in all material respects (unless they speak to a specific date or the facts on which they are based have been changed by transactions contemplated or expressly permitted by the Credit Agreement), (b) no Material Adverse Event, Event of Default, or Potential Default exists or will exist, and (c) that the undersigned is a Responsible Officer of Borrower.

                              PIER 1 IMPORTS, INC., as Borrower


                              By   [                                        ]
                                   Name:[                                   ]
                                   (4)Title: [                              ]
---------------------
(1)  Base-Rate or Eurodollar-Rate.
(2)  1, 2, 3 or 6 months.
(3) Must be $500,000 or a greater integral multiple of $100,000 for a Base-Rate Borrowing and $1,000,000 or a greater integral multiple of $1,000,000 for a Eurodollar-Rate Borrowing.
(4)  Must be a Responsible Officer.

                                 EXHIBIT C-3

                       FORM OF COMPETITIVE-BID REQUEST

TO:       NationsBank, N.A.,                           DATE: [      ], 19[  ]
          as Administrative Agent and
          [                          ]

FROM:     Pier 1 Imports, Inc.,
          as Borrower
=============================================================================

     This notice is delivered under Section 2.3(b) of the Credit Agreement (as renewed, extended, amended, or restated, the "Credit Agreement") dated as of November 12, 1998, between Borrower, Administrative Agent, and certain Lenders. Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this notice.

     Borrowing Date of Competitive Borrowing(1)   [                         ]
     Principal amount of Competitive Borrowing(2) [                         ]
     Type of Borrowing(3)                         [                         ]
     Interest Period and the last day thereof(4)  [                         ]

     Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the Borrowing Date specified herein after giving effect to such Borrowing this Borrowing will not cause the total Principal Debt to exceed the total Commitments.

     Borrower certifies that on the above Borrowing Date (after giving effect to this Borrowing) (a) all of the representations and warranties in the Credit Document will be true and correct in all material respects (unless they speak to a specific date or the facts on which they are based have been changed by transactions contemplated or permitted by the Credit Agreement),
(b) no Material Adverse Event, Event of Default, or Potential Default will exist, and (c) that the undersigned is a Responsible Officer of Borrower.

                              Very truly yours,

                              PIER 1 IMPORTS, INC.


                              By   [                                        ]
                                   Name: [                                  ]
                                   (5)Title: [                              ]
---------------------------
(1)  Must be a Responsible Officer.
(2) Not less than $5,000,000 (and in integral multiples of $1,000,000 thereafter), and not greater than the lesser of (i) the unused and available portion of the Total Commitments.
(3)  Eurodollar Borrowing or Base Rate Borrowing.
(4)  1, 2, 3 or 6 months.
(5)  Must be a Responsible Officer

                                 EXHIBIT C-4

            FORM OF NOTICE TO LENDERS OF COMPETITIVE-BID REQUEST


TO:       [                          ]                 DATE: [      ], 19[  ]


FROM:     NationsBank, N.A.
          as Administrative Agent

=============================================================================

     This notice is delivered under Section 2.3(b) of the Credit Agreement (as renewed, extended, amended, or restated, the "Credit Agreement") dated as of November 12, 1998, between Borrower, Administrative Agent, and certain Lenders. Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this notice. Borrower delivered a
Competitive-Bid Request dated [                           ], [          ],
pursuant to Section 2.3(b) of the Agreement, and in that connection you are
invited to submit a Competitive-Bid by [ (Date)   /  (Time) ].(1)  Your
Competitive-Bid must comply with Section 2.3(c) of the Agreement and the terms set forth below on which the Competitive-Bid Request was made:

     Borrowing Date of Competitive-Bid Borrowing       [                    ]
     Principal amount of Competitive-Bid Borrowing     [                    ]
     Type of Borrowing                                 [                    ]
     Interest Period and the last day thereof          [                    ]


                                   Very truly yours,

                                   NATIONSBANK, N.A., as
                                   Administrative Agent

                                   By   [                                   ]
                                        Name: [                             ]
                                        Title:[                             ]

-------------------------
(1) The Competitive-Bid must be received by the Administrative Agent (i) in the case of Eurodollar Borrowings, not later than 11:00 a.m., Dallas, Texas time, four Business Days before the Borrowing Date of the proposed Competitive-Bid Borrowing, and (ii) in the case of Base Rate Borrowings, not later than 10:00 a.m., Dallas, Texas time, on the Borrowing Date of the proposed Competitive-Bid Borrowing.

                                 EXHIBIT C-5

                           FORM OF COMPETITIVE-BID


TO:       NationsBank, N.A.                            DATE: [      ], 19[  ]
          as Administrative Agent


FROM:     [                      ]

=============================================================================

     This notice is delivered under Section 2.3(d) of the Credit Agreement (as renewed, extended, amended, or restated, the "Credit Agreement") dated as of November 12, 1998, between Borrower, Administrative Agent, and certain Lenders. The undersigned hereby makes a Competitive-Bid pursuant to Section 2.3(c) of the Agreement in response to the Competitive-Bid Request made by
Borrower on [          ], [      ], and in that connection sets forth below
the terms on which such Competitive-Bid is made:

     Principal amount(1)                          [                         ]
     Competitive-Bid Rate(2)                      [                         ]
     Interest Period and the last day thereof(3)  [                         ]

     The undersigned hereby confirms that it is prepared to extend credit to Borrower upon acceptance by Borrower of this bid in accordance with Section 2.3(e) of the Agreement.

                                   Very truly yours,

                                   (NAME OF LENDER)

                                   By   [                                   ]
                                        Name:  [                            ]
                                        Title: [                            ]

---------------------
(1) Not less than $5,000,000 (and in integral multiples of $1,000,000 thereafter) and which may equal the entire principal amount of the Competitive-Bid Borrowing requested by Borrower and which may exceed such Lender's Commitment (subject to the limitations set forth in
     Section 2.4(a) of the Agreement). Multiple bids will be accepted by Administrative Agent.
(2)  Eurodollar Rate plus [     ]% or minus [     ]%, in the case of
     Eurodollar Borrowings; or [    ]%, in the case of Base-Rate Borrowings
     (in such case, expressed in form of a decimal to no more than four decimal places).
(3) The Interest Period must be the Interest Period specified in the Competitive-Bid Request.

                                  EXHIBIT D


                           COMPLIANCE CERTIFICATE

  FOR THE FISCAL QUARTER/YEAR ENDED [             ] (the "Subject Period")


TO:       NationsBank, N.A.                            DATE: [      ], 19[  ]
          as Administrative Agent


FROM:     Pier 1 Imports, Inc.
          as Borrower

=============================================================================

     This certificate is delivered under the Credit Agreement (as renewed, extended, amended, or restated, the "Credit Agreement") dated as of November 12, 1998, between Borrower, Administrative Agent, and certain Lenders, all defined terms in which have the same meanings when used, unless otherwise defined, in this certificate.

     In my capacity as a Responsible Officer of (and on behalf of) Borrower, I certify to Administrative Agent and Lenders on the date of this certificate that (a) I am a Responsible Officer of Borrower, (b) Borrower's Financial Statements attached to this certificate were prepared in accordance with GAAP and present fairly the Companies' consolidated financial condition and results of operations as of, and for the fiscal quarter or year, as the case may be, ended on, the last day of the Subject Period, (c) a review of the activities of the Companies during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, the Companies performed and complied with all of their obligations under the Credit Document, and, during the Subject Period, to my knowledge (i) the Companies performed, and complied with all of their obligations under the Credit Document (except for the deviations, if any, described on a schedule to this certificate) in all material respects, and (ii) no Event of Default (nor any Potential Default) has occurred which has not been cured or waived (except the Events of Default or Potential Defaults, if any, described on the schedule to this certificate), and (d) to my knowledge, the status of compliance by the Companies with Sections 9.2, 9.4, 9.5, 10.1, 10.2, 10.3, and 10.4 of the Credit Agreement are described in the schedule attached to this certificate.


                                   By   [                                   ]
                                        Name:  [                            ]
                                        Title: [                            ]

                                  EXHIBIT E

                       OPINION OF COUNSEL TO COMPANIES


Matters to which Kelly Hart & Hallman is to opine as of the Closing Date on behalf of Borrower and each Guarantor (the "Subject Companies"):

          1. Each Subject Company is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation as represented in Schedule 7.3 to the Credit Agreement, and is duly qualified and in good standing as a foreign corporation under the laws of each other state where the conduct of its business or the ownership or leasing of its properties makes such qualification or registration necessary for that Subject Company.

          2. Each Subject Company possesses all requisite corporate power and authority to conduct its business as it is now being conducted, to own and operate its business as now owned and operated, and to enter into and consummate each Credit Document to which it is a party.

          3. The execution and delivery by each Subject Company of each Credit Document to which it is a party and the performance by it of its obligations thereunder (a) are within its corporate power, (b) have been duly authorized by all necessary corporate action on the part of that Subject Company, (c) require no action by or filing with any Governmental Authority or other Person, (d) do not violate any provision of its Constituent Documents, and (e) do not violate any provision of any Legal Requirement applicable to it or any material agreement to which it is a party.

          4. Each Credit Document to which each Subject Company is a party constitutes a legal and binding obligation of that Subject Company, enforceable against that Subject Company in accordance with that Credit Document's terms.

          5. There is no Litigation pending or threatened against any Subject Company.

          6. No Subject Company is an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, or subject to regulation under the Public Utility Holding Company Act of 1935, as amended.

                                  EXHIBIT F

                     ASSIGNMENT AND ASSUMPTION AGREEMENT


     THIS AGREEMENT is entered into as of [                           ],
between [                                           ] ("Assignor"), and
[                                            ] ("Assignee").

     PIER 1 IMPORTS, INC., a Delaware corporation ("Borrower"), certain lenders ("Lenders"), and NationsBank, N.A., a national banking association (in its capacity as Administrative Agent for Lenders, "Administrative Agent"), are party to the Credit Agreement (as renewed, extended, amended, or restated, the "Credit Agreement") dated as of November 12, 1998, all of the defined terms in which have the same meanings when used, unless otherwise defined, in this agreement. This agreement is entered into as required by
Section 14.10(d) of the Credit Agreement and is not effective (unless otherwise provided in that section) until consented to by Borrower and Administrative Agent, which consents may not under the Credit Agreement be unreasonably withheld.

     ACCORDINGLY, for adequate and sufficient consideration, Assignor and Assignee agree as follows:

     10   Assignment.  By this agreement, and effective as of [             ]
(which must be at least five Business Days after the execution and delivery of this agreement to both Borrower and Administrative Agent for consent, the "Effective Date"), Assignor sells and assigns to Assignee (without recourse
to Assignor) and Assignee purchases and assumes from Assignor a [   ]%
interest (the "Assigned Interest"), which, if not equal to 100%, must be a percentage, when computed as an aggregate dollar amount, that is at least $10,000,000, in and to all of Assignor's Rights and obligations under the Credit Agreement as of the Effective Date, including, without limitation, the Assigned Interest in (a) Assignor's Commitment as of the Effective Date, (b) the Ratable Notes held by Assignor as of the Effective Date, (c) all Principal Debt of Ratable Borrowings owed to Assignor on the Effective Date,
(d) all outstanding participations owned by Assignor under Section 2.2(c) of the Credit Agreement on the Effective Date, (e) all interest accruing in respect of the Assigned Interest after the Effective Date, (f) all commitment fees accruing in respect of the Assigned Interest under Section 4.3 of the Credit Agreement after the Effective Date, but not (g) any Competitive-Bid Borrowings or interest thereon.

     2. Assignor Provisions. Assignor (a) represents and warrants to Assignee that as of the Effective Date (i) the following principal amounts are owed to it without reduction for any assignments that have not yet become effective:

          =======================================================
                         Item                          Amount
          =======================================================
          Principal Debt of Ratable Borrowings    $

          Paragraph 2.2(c) participations         $
          ========================================================

and (ii) Assignor is the legal and beneficial owner of the Assigned Interest, which is free and clear of any adverse claim, and (b) makes no representation or warranty to Assignee and assumes no responsibility to Assignee with respect to (i) any statements, warranties, or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Credit Document, or
(iii) the financial condition of any Company, or the performance or observance by any Company of any of its obligations under any Credit Document.

     3. Assignee Provisions. Assignee (a) represents and warrants to Assignor, Borrower, and Administrative Agent that Assignee is legally authorized to enter into this agreement, (b) confirms that it has received a copy of the Credit Agreement, copies of the Current Financials, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this agreement, (c) agrees with Assignor, Borrower, and Administrative Agent that Assignee shall (independently and without reliance upon Administrative Agent, Assignor, or any other Lender and based on such documents and information as Assignee deems appropriate at the time) continue to make its own credit decisions in taking or not taking action under the Credit Document, (d) appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Document as are delegated to Administrative Agent by the terms of the Credit Document and all other reasonably-incidental powers, and (e) agrees with Assignor, Borrower, and Administrative Agent that Assignee shall perform and comply with all provisions of the Credit Document applicable to Lenders in accordance with their respective terms. If Assignee is not organized under the laws of the United States of America or one of its states, it (i) represents and warrants to Assignor, Administrative Agent, and Borrower that no Taxes are required to be withheld by Assignor, Administrative Agent, or Borrower with respect to any payments to be made to it in respect of the Obligation, and it has furnished to Administrative Agent and Borrower two duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or any other form acceptable to Administrative Agent that entitles Assignee to exemption from U.S. federal withholding Tax on all interest payments under the Credit Document, (ii) covenants to provide Administrative Agent and Borrower a new Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent upon the expiration or obsolescence of any previously delivered form according to law, duly executed and completed by it, and to comply from time to time with all laws with regard to the withholding Tax exemption, and (iii) agrees with Administrative Agent and Borrower that, if any of the foregoing is not true or the applicable forms are not provided, then Administrative Agent and Borrower (without duplication) may deduct and withhold from interest payments under the Credit Document any United States federal-income Tax at the full rate applicable under the IRC.

     4. Credit Agreement and Commitments. From and after the Effective Date (a) Assignee shall be a party to the Credit Agreement and (to the extent provided in this agreement) have the Rights and obligations of a Lender under the Credit Document and (b) Assignor shall (to the extent provided in this agreement) relinquish its Rights and be released from its obligations under the Credit Document. On the Effective Date, after giving effect to this agreement, but without giving effect to any other assignments that have not yet become effective, Assignor's total Commitment (which, if positive, must be at least $10,000,000) and Assignee's total Commitment will be as follows:

                       =============================
                         Lender              Total
                       =============================
                         Assignor       $

                         Assignee       $
                       =============================

     5. Ratable Notes. Assignor and Assignee request Borrower to issue new Ratable Notes to Assignor and Assignee in the amounts of their respective Commitments under Paragraph 4 above and otherwise issued in accordance with the Credit Agreement. Upon delivery of those Ratable Notes, Assignor shall return to Borrower all Ratable Notes previously delivered to Assignor under the Credit Agreement.

     6. Payments and Adjustments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees, and other amounts) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments for periods before the Effective Date by Administrative Agent or with respect to the making of this assignment directly between themselves.

     7. Conditions Precedent. Paragraphs 1 through 5 above are not effective until (a) counterparts of this agreement are executed and delivered by Assignor and Assignee to (and are executed in the spaces below by) Borrower and Administrative Agent and (b) Administrative Agent receives from Assignor a $3,500 processing fee.

     8. Incorporated Provisions. Although this agreement is not a Credit Document, the provisions of Sections 1 and 14 of the Credit Agreement applicable to a Credit Document are incorporated into this instrument by reference as if this agreement were a Credit Document and those provisions were set forth in this agreement verbatim.

     9. Communications. For purposes of Section 14.2 of the Credit Agreement, Assignee's address, telephone number, and telecopy number (until changed under that section) are beside its signature below.

     10. Amendments, Etc. No amendment, waiver, or discharge to or under this agreement is valid unless in a writing that is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of the Credit Agreement.

     11. ENTIRETY. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN ASSIGNOR AND ASSIGNEE ABOUT ITS SUBJECT MATTER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF ASSIGNOR AND ASSIGNEE. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN ASSIGNOR AND ASSIGNEE.

     12. Parties. This agreement binds and benefits Assignor, Assignee, and their respective successors and assigns that are permitted under the Credit Agreement.

                   Remainder of page intentionally blank.
                           Signature page follows.

     EXECUTED as of the date first stated in this Assignment Agreement.


(ASSIGNOR)                              (ASSIGNEE)


By   [                          ]       By   [                              ]
     Name [                     ]            Name [                         ]
     Title[                     ]            Title[                         ]

                                        Address [                           ]
                                        [                                   ]
                                        [                                   ]
                                        Telephone No. [                     ]
                                        Telecopy No. [                      ]

     As of the Effective Date, Borrower and Administrative Agent consent to this agreement and the transactions contemplated in it.

PIER 1 IMPORTS, INC., as                NATIONSBANK, N.A., as Administrative
Borrower                                Agent


By   [                        ]         By   [                              ]
     Name [                   ]              Name [                         ]
     Title[                   ]              Title[                         ]